                                                                     EXHIBIT 2.1

================================================================================



                            STOCK PURCHASE AGREEMENT

                          Dated as of February 5, 2002

                                 by and between

                             AMERICAN SOFTWARE, INC.


                                       and

                               INFOCROSSING, INC.



================================================================================

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (this "Agreement") dated as of February 5,
                                         ---------
2002 by and among AMERICAN SOFTWARE, INC., a Georgia corporation ("Seller") and
                                                                   ------
INFOCROSSING, INC., a Delaware corporation ("Purchaser").
                                             ---------

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Seller owns 1,000 shares (the "Shares") of common stock, no
                                                 ------
par value, of AMQUEST, INC., a Georgia corporation (the "Company"), such Shares
                                                         -------
being all of the outstanding shares of capital stock of the Company;

         WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Shares pursuant to this Agreement; and

         WHEREAS, it is the intention of the parties hereto that, upon consummation of the purchase and sale of the Shares pursuant to this Agreement, Purchaser shall own all of the outstanding shares of capital stock of the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises hereinafter contained, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         (S)1.1  Definitions.
                 -----------

         (a)     Defined Terms. When used in this Agreement, the following terms
                 -------------
shall have the respective meanings specified therefor below.


         "Affiliate" shall mean, with respect to any Person, any other Person
          ---------
directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, "control"
             --------
(including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and provided, further,
                                                             --------  -------
that an Affiliate of any Person shall also include (i) any Person that directly or indirectly owns more than five percent (5%) of any class of capital stock or other equity interest of such Person, (ii) any officer, director, trustee or beneficiary of such Person, (iii) any spouse, parent, sibling or descendant of any Person described in clauses (i) or (ii) above, and (iv) any trust for the benefit of any Person described in clauses (i) through (iii) above or for any spouse, issue or lineal descendant of any Person described in clauses (i) through (iii) above.

         "Application Service Provider Services" shall mean the management and
          -------------------------------------
distribution of Seller Software based services and solutions to Persons from a data center that is (i) owned or leased by a Seller Entity, and (ii) operated by a Seller Entity.

         "Business Day" shall mean any day, other than a Saturday, Sunday or a
          ------------
day on which banks located in New York, New York or Atlanta, Georgia shall be authorized or required by law to close.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from
          ----
time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at Closing Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "Company Intellectual Property" shall mean any Intellectual Property or
          -----------------------------
rights thereto used by the Company in connection with its business and owned by or under license to the Company, the Seller or American Software USA, Inc. Company Intellectual Property (i) shall include, without limitation, any item reflected on the Unaudited Balance Sheet, and (ii) shall not include application software products or data provided by and hosted for third parties.

         "Company Property" shall mean any real property and improvements owned
          ----------------
(directly, indirectly, or beneficially), leased, used, operated or occupied by the Company.

         "Environmental Law" shall mean any Law, Order or other requirement of
          -----------------
Law, including any principle of common Law, relating to the protection of human health or the environment, or to the manufacture, use, transport, treatment, storage, disposal, release or threatened release of petroleum products, asbestos, urea formaldehyde insulation, polychlorinated biphenyls or any substance listed, classified or regulated as hazardous or toxic, or any similar term, under such Environmental Law.

         "GAAP" shall mean U.S. generally accepted accounting principles.
          ----

         "Governmental or Regulatory Authority" shall mean any instrumentality,
          ------------------------------------
subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

         "Indebtedness" of any Person shall mean and include (i) indebtedness
          ------------
for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money, (ii) amounts owing as deferred purchase price for property or services, including all seller notes and "earn-out" payments, (iii) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, (iv) commitments or obligations by which such Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (v) indebtedness secured by a Lien on assets or properties of such Person, (vi) obligations or commitments to repay deposits or other amounts advanced by and owing to third parties, (vii) obligations under any interest rate, currency or other hedging agreement, (viii) any obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, which such obligation is required to be treated as a capitalized lease under GAAP, or (ix) guarantees or other contingent liabilities (including so called take-or-pay or keep-well agreements) with respect to any indebtedness, obligation, claim or liability of any other Person of a type described in clauses (i) through (viii) above. Indebtedness shall not, however, include accounts payable to trade creditors and accrued expenses arising in the ordinary course of business consistent with past practice and shall not include the endorsement of negotiable instruments for collection in the ordinary course of business.

         "Intellectual Property" shall mean any of the following: (i) patents,
          ---------------------
domestic and foreign, and applications and statutory registrations of any nature and their direct off-shoots; (ii) registered and common law trade and service marks, pending registration applications therefor, and intent-to-use registrations or similar reservations of marks; (iii) registered and unregistered copyrights, and applications for registration; (iv) Sites; (v) trade secrets and proprietary information not otherwise listed in (i) through
(iv) above, including inventions, invention disclosures, moral and economic rights of authors and inventors (however denominated), confidential information, technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, methods, designs, processes, procedures, technology, source codes, object codes, computer software, databases or collections and derivatives, improvements and refinements thereof, howsoever recorded, or unrecorded; and (vi) good will associated with any of the foregoing.

         "IRS" shall mean the United States Internal Revenue Service.
          ---

         "Key Employee" shall mean the individuals set forth on Schedule
          ------------
1.1(a)(i).

         "Law" shall mean any statute, law, ordinance, rule or regulation of any
          ---
Governmental or Regulatory Authority.

         "Liens" shall mean liens, security interests, options, rights of first
          -----
refusal, claims, easements, mortgages, charges, indentures, deeds of trust, rights of way, restrictions on the use of real property, encroachments, licenses to third parties, leases to third parties, security agreements, or any other encumbrances and other restrictions or limitations on use of real or personal property or irregularities in title thereto.

         "Material Adverse Change" or "Material Adverse Effect" shall mean, (i)
          -----------------------      -----------------------
when used with respect to the Company, any materially adverse change in or effect on the business, assets, liabilities, results of operation, condition (financial or otherwise) or prospects of the Company, taken as a whole, other than changes or effects relating to general economic conditions, or general conditions in the information technology infrastructure management services industry, in each case, which do not disproportionately affect the Company, or
(ii) when used with respect to Purchaser or Seller, as the case may be, any materially adverse change in or effect on (including any material delay) the ability of Purchaser or Seller, as the case may be, to perform their respective obligations hereunder.

         "Order" shall mean any judgment, order, injunction, decree, writ,
          -----
permit or license of any Governmental or Regulatory Authority or any arbitrator.

         "Permitted Liens" shall mean (i) Liens reflected in the Balance Sheet,
          ---------------
(ii) Liens consisting of zoning or planning restrictions or regulations, easements, Permits, restrictive covenants, encroachments and other restrictions or limitations on the use of real property or irregularities in, or exceptions to, title thereto which, individually or in the aggregate, do not materially detract from the value of, or impair the use of, such property by the Company and (iii) Liens for current taxes, assessments or governmental charges or levies not yet due and payable.

         "Person" shall mean and include an individual, a partnership, a joint
          ------
venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a Governmental or Regulatory Authority.

         "Seller Entity" shall mean each of Seller, American Software USA, Inc.,
          -------------
Logility, Inc. and each other Affiliate of the Seller (other than the Company) as of the Closing Date.

         "Seller Software" shall mean software applications which have been
          ---------------
developed by or for any Seller Entity as at the Closing Date which are licensed by any Seller Entity in the ordinary and regular course of its business to any third Person.

         "Sites" shall mean internet domain names, applications and reservations
          -----
therefor, universe resource locators and the corresponding Internet sites.

         "Subsidiary" shall mean, with respect to any Person, (i) any
          ----------
corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries of such Person has more than a 50% equity interest.

         "Taxes" shall mean all taxes, assessments, charges, duties, fees,
          -----
levies or other governmental charges, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, sales, use, value added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return (as defined below)), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any Person or other entity.

         "Working Capital" shall mean the amount by which the Company's current
          ---------------
assets exceed its current liabilities, determined in accordance with GAAP, in a manner consistent with the policies and principles used by the Company in connection with the preparation of the Balance Sheet, except that the current portion of any capital leases shall be excluded from current liabilities for purposes of determining such amount. For purposes of the foregoing sentence, the current portion of capital leases shall include any sums accruing under such leases with respect to the twelve months following the date on which Working Capital is determined.

         "Working Capital Target Amount" shall mean Two Hundred and Fifty
          -----------------------------
Thousand Dollars ($250,000).

         (b) Additional Defined Terms. In addition to the terms defined in
             ------------------------
(S)1.1, the following terms shall have the respective meanings assigned thereto in the sections indicated below.


Defined Term                                                    Section
------------                                                    -------
Acquired Entity                                               (S)5.3(b)
Actual Value                                              (S)2.3(b)(ii)
ADSP                                                             (S)7.8
Agreed Claims                                                 (S)8.3(c)
Agreement                                                      Preamble
Allocation                                                       (S)7.8
Arbitrator                                                (S)2.3(b)(ii)
ASI Software                                                     ss.5.7
Avery Assignment Agreement                               (S)6.1(d)(iii)
Avery Claim                                                      (S)5.6
Balance Sheet                                                 (S)3.7(a)
Balance Sheet Date                                            (S)3.7(a)
Certificate                                                   (S)8.3(a)
Closing                                                          (S)2.4
Closing Date                                                     (S)2.4
COBRA                                                            (S)5.5
Common Stock                                                     (S)3.5
Company                                                   First Recital
Company Customer                                           (S)5.3(a)(i)
Company/Sprint Agreements                              (S)5.3(a)(ii)(C)
Confidentiality Agreement                                     (S)5.1(a)
Contract                                                      (S)3.3(a)
Effective Date                                                (S)2.2(a)
Effective Date Working Capital                                (S)2.3(a)
Employee Benefit Plans                                       (S)3.21(a)
ERISA                                                        (S)3.21(a)
Estimated Working Capital                                     (S)2.2(a)
Estimated Working Capital Difference                          (S)2.2(a)
Exhibit A Property                                           (S)3.17(a)
High Value                                                (S)2.3(b)(ii)
Indemnified Party                                             (S)8.3(a)
Indemnifying Party                                            (S)8.3(a)
Lease Agreement                                            (S)6.1(d)(i)
Lease Guaranty                                           (S)6.1(d)(vii)
Losses                                                        (S)8.2(a)

Defined Term                                                             Section
------------                                                             -------
Low Value                                                          (S)2.3(b)(ii)
Medical Plan                                                              (S)5.5
Multiemployer Plan                                                    (S)3.21(c)
Notice of Objection                                                 (S)2.3(b)(i)
Overlap Period                                                         (S)7.1(b)
Permit                                                                   (S)3.25
Pre-Closing Periods                                                   (S)3.15(b)
Purchase Price                                                         (S)2.2(b)
Purchaser                                                               Preamble
Purchaser Indemnitee                                                   (S)8.2(a)
Returns                                                               (S)3.15(a)
Seller                                                                  Preamble
Seller Indemnitee                                                      (S)8.2(b)
Seller/Sprint Agreements                                               (S)8.2(b)
Service Fee Letter Agreement                                       (S)6.1(d)(vi)
Services Agreement                                                 (S)6.1(d)(ii)
Shares                                                             First Recital
Tax Benefit                                                            (S)8.2(f)
Tax Matter                                                             (S)7.3(a)
Temporary Staffing Business                                            (S)3.6(b)
Unaudited Balance Sheet                                                (S)3.7(a)
Unaudited Balance Sheet Date                                           (S)3.7(a)
VEBAs                                                                 (S)3.21(a)
WARN                                                                  (S)3.20(l)
Warranty Claims                                                          (S)3.29

        (S)1.2 Construction. In this Agreement, unless the context otherwise
               ------------
requires:

        (a) any reference in this Agreement to "writing" or comparable expressions includes a reference to facsimile transmission or comparable means of communication;

        (b) words expressed in the singular number shall include the plural and vice versa, words expressed in the masculine shall include the feminine and neuter gender and vice versa;

        (c) references to Articles, Sections, Exhibits, Schedules and Recitals are references to articles, sections, exhibits, schedules and recitals of this Agreement;

        (d)    reference to "day" or "days" are to calendar days;

        (e) this "Agreement" or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

     (f) "include," "includes," and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of similar import.

     (S)1.3 Schedules and Exhibits. The Schedules and Exhibits to this Agreement
            ----------------------
are incorporated into and form an integral part of this Agreement. If an Exhibit is a form of agreement, such agreement, when executed and delivered by the parties thereto, shall constitute a document independent of this Agreement.

     (S)1.4 Knowledge. (a) Where any representation or warranty contained in
            ---------
this Agreement is expressly qualified by reference to the knowledge of Seller, it means the actual or implied knowledge of the officers and directors of Seller, and for this purpose, "implied knowledge" means all information that such officers and directors should have known (i) in the course of operating and managing the business and affairs of the Company, assuming they operated and managed such business and affairs in accordance with prudent and customary business practices, or (ii) after having made due and diligent inquiry of all persons responsible for the operation and management of the business and affairs of the Company, as to the matters that are the subject of such representations and warranties.

     (b) Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of Purchaser, it means the actual or implied knowledge of Zach Lonstein, Robert Wallach and Nicholas Letizia, and for this purpose, "implied knowledge" means all information that such persons should have known (i) in the course of operating and managing the business and affairs of Purchaser, assuming they operated and managed such business and affairs in accordance with prudent and customary business practices, or (ii) after having made due and diligent inquiry of all persons responsible for the operation and management of the business and affairs of Purchaser, as to the matters that are the subject of such representations and warranties.

                                   ARTICLE II

                                 SALE OF SHARES
                                 --------------

     (S)2.1 Sale of Shares. On the terms, and subject to the conditions, set
            --------------
forth in this Agreement, Seller agrees to sell, assign, transfer and deliver to Purchaser on the Closing Date, and Purchaser agrees to purchase from Seller on the Closing Date, the Shares. The certificates representing the Shares shall be duly endorsed in blank, or accompanied by either stock powers duly executed in blank by Seller or such other instruments of transfer as are reasonably acceptable to Purchaser in each case, with all necessary transfer tax and other revenue stamps, acquired at Seller's expense, affixed and canceled. Seller agrees to cure any deficiencies with respect to the endorsement of the certificates representing the Shares or with respect to the stock power accompanying any such certificates.

     (S)2.2 Determination and Payment of Closing Payment. (a) At least two (2)
            --------------------------------------------
but no more than five (5) Business Days prior to the Closing Date, Seller shall have caused the Company to prepare and deliver to Purchaser (i) a statement setting forth a good faith estimate of the aggregate Working Capital of the Company (the "Estimated Working Capital"), as of
              -------------------------

January 31, 2002 (the "Effective Date"), which shall quantify in reasonable
                       --------------
detail the items constituting such Working Capital, and (ii) a statement of the difference between the Working Capital Target Amount and the Estimated Working Capital, which amount could be a positive or a negative number (such amount, the "Estimated Working Capital Difference"). The statement of Estimated Working
 ------------------------------------
Capital shall be prepared in accordance with GAAP and in a manner consistent with the policies and principles used by the Company in connection with the preparation of the Balance Sheet.

     (b) In consideration for the sale of the Shares by Seller to Purchaser, Purchaser shall deliver to Seller at the Closing an amount equal to the amount by which Twenty Million Dollars ($20,000,000) exceeds the Estimated Working Capital Difference (which Estimated Working Capital Difference could be a positive or a negative number) (the "Purchase Price"), by certified check or wire transfer of immediately available funds to the account notified by Seller in writing to Purchaser at least two (2) Business Days prior to the Closing Date.

     (S)2.3 Determination of Purchase Price. (a) Promptly after the Closing Date, and in any event not later than sixty (60) days following the Closing Date, Purchaser shall cause the Company to prepare and deliver to Seller a statement of the aggregate Working Capital of the Company (the "Effective Date
                                                                --------------
Working Capital"), as of the Effective Date, which shall quantify in reasonable
---------------
detail the items constituting such Working Capital. The Effective Date Working Capital shall be prepared in accordance with GAAP and in a manner consistent with the policies and principles used by the Company in connection with the preparation of the Balance Sheet. Upon delivery of such statements by Purchaser, Purchaser shall provide Seller and its representatives with reasonable access during business hours to the books and records of the Company in order to allow Seller and its representatives to verify the accuracy of determination by Purchaser of the Effective Date Working Capital.

     (b) (i)      In the event that Seller does not object to the determination by Purchaser of the Effective Date Working Capital by written notice of objection(the "Notice of Objection") delivered to Purchaser within fifteen (15)
               -------------------
Business Days after Seller's receipt of the statements referred to in Section 2.3(a), such Notice of Objection to describe in reasonable detail Seller's proposed adjustments to the Effective Date Working Capital, the Effective Date Working Capital shall be deemed final and binding.

         (ii) If Seller delivers a Notice of Objection to Purchaser, then any dispute shall be resolved as follows:

          (A) Seller and Purchaser shall promptly endeavor to agree upon the determination of the Effective Date Working Capital. In the event that a written agreement determining the amount of the Effective Date Working Capital has not been reached within ten (10) Business Days after the date of receipt by Purchaser from Seller of the Notice of Objection, Purchaser's determination of the Effective Date Working Capital shall be submitted to a certified public accountant who has a minimum of ten (10) years of experience with, and is currently employed by, one of the top five (5) national accounting firms with which none of the parties have had a prior relationship (the "Arbitrator").
                        ----------

                           (B) Within thirty (30) days of the submission of any
                  dispute concerning the determination of the Effective Date Working Capital to the Arbitrator, the Arbitrator shall render a decision in accordance with this Section 2.3(b) along with a statement of reasons therefor. The decision of the Arbitrator shall be final and binding upon each party hereto.

                           (C) In the event Seller and Purchaser submit any
                  unresolved disputes to the Arbitrator for resolution, Seller and Purchaser shall share responsibility for the fees and expenses of the Arbitrator as follows:

                               (1) if the Arbitrator resolves all of the
                  remaining objections in favor of Purchaser's position (the Effective Date Working Capital so determined is referred to herein as the "Low Value"), then Seller shall be responsible
                                 ---------
                  for all of the fees and expenses of the Arbitrator;

                               (2) if the Arbitrator resolves all of the
                  remaining objections in favor of Seller's position (the Effective Date Working Capital so determined is referred to herein as the "High Value"), then Purchaser shall be
                                 ----------
                  responsible for all of the fees and expenses of the Arbitrator; and

                               (3) if the Arbitrator neither resolves all of the
                  remaining objections in favor of Purchaser's position nor resolves all of the remaining objections in favor of Seller's position (the Effective Date Working Capital so determined is referred to herein as the "Actual Value"), Seller shall be
                                             ------------
                  responsible for that fraction of the fees and expenses of the Arbitrator for the Effective Date Working Capital equal to (x) the difference between the High Value and the Actual Value over (y) the difference between the High Value and the Low Value, for the Effective Date Working Capital, and Purchaser shall be responsible for the remainder of the fees and expenses of the Arbitrator.

                  (c) If the Effective Date Working Capital is less than the amount of the Estimated Working Capital, then Seller shall be obligated to pay to Purchaser the amount of any such deficiency within three (3) Business Days after the determination of the Effective Date Working Capital by wire transfer of immediately available funds to an account designated in writing by Purchaser. If the Effective Date Working Capital exceeds the amount of the Estimated Working Capital, then Purchaser shall be obligated to pay to Seller the amount of any such excess within three (3) Business Days after the determination of the Effective Date Working Capital by wire transfer of immediately available funds to an account designated in writing by Seller.

                  (d) Notwithstanding any other provision in this Agreement, the parties hereto agree that all earnings, cash flow and other receipts of the Company for the period from the Effective Date through the Closing Date shall be for the benefit of and retained by the Company.

                  (S)2.4 Closing. The sale referred to in Section 2.1 (the
                         -------
"Closing") shall take place immediately after the execution of this Agreement by
 -------
the parties hereto at the offices of Holland & Knight LLP, 1201 West Peachtree Street, Atlanta, Georgia or at such other time, date

(not later than February 5, 2002) and place as the parties hereto shall agree. Such date is referred to herein as the "Closing Date".
                                        ------------

          (S)2.5 Transaction Costs of the Company. At the Closing, Seller shall
                 --------------------------------
pay, or reimburse the Company for, all fees and expenses (including the fees and expenses of counsel, accountants and other professional advisors) incurred by the Company in connection with the transactions contemplated hereby.

                                   ARTICLE III

                            REPRESENTATIONS OF SELLER
                            -------------------------

          (S)3.  Representations of Seller. Seller represents, warrants and
                 -------------------------
agrees as follows:



          (S)3.1 Ownership of Shares; Existence and Good Standing of Seller.
                 ----------------------------------------------------------
Seller is the lawful owner, beneficially and of record, of all of the Shares, free and clear of all Liens. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. The delivery to Purchaser of the Shares pursuant to this Agreement will, assuming the payment in full of the Purchase Price, transfer to Purchaser good and valid title to all of the outstanding capital stock of the Company, free and clear of all Liens.

          (S)3.2 Authority and Enforceability. Seller has the corporate power
                 ----------------------------
and authority to execute and deliver this Agreement and the other instruments and agreements to be executed and delivered by Seller as contemplated hereby. Seller has the corporate power and authority to consummate the transactions contemplated hereby and by the other instruments and agreements to be executed and delivered by Seller as contemplated hereby, including the sale, assignment, transfer and conveyance of the Shares pursuant to this Agreement. The execution, delivery and performance of this Agreement, and all other instruments and agreements to be executed and delivered by Seller as contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Seller's Board of Directors and no other corporate or shareholder action on the part of Seller or its shareholders is necessary to authorize the execution, delivery and performance of this Agreement and such other instruments and agreements by Seller and the consummation of the transactions contemplated hereby and thereby. This Agreement and all other instruments and agreements to be executed and delivered by Seller as contemplated hereby, when delivered in accordance with the terms hereof, assuming the due execution and delivery of this Agreement and each such other document by the other parties hereto and thereto, shall have been duly executed and delivered by Seller and shall be valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

          (S)3.3 Consents and Approvals; No Violations. (a) Other than as set
                 -------------------------------------
forth on Schedule 3.3(a), the execution and delivery of this Agreement by Seller
         ---------------
do not, the execution and delivery by Seller of the other instruments and agreements to be executed and delivered by Seller as contemplated hereby will not, and the consummation by Seller of the transactions contemplated hereby and thereby will not, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien on any of the properties or assets of Seller or the Company under: (i) any provision of the articles of incorporation or by-laws of Seller or the Company; (ii) subject to obtaining and making any of the approvals, consents, notices and filings referred to in paragraph (b) below, any Law or Order applicable to Seller or the Company or by which any of their respective properties or assets may be bound;
(iii) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, license, franchise, permit, agreement, understanding, arrangement, contract, commitment, lease, franchise agreement or other instrument or obligation (whether oral or written) (each, including all amendments thereto, a "Contract") to which Seller or the Company is a party, or
                       --------
by which they or any of their respective properties or assets is bound except in the case of clauses (ii) and (iii) above, for such violations, filings, permits, consents, approvals, notices, breaches or conflicts which could not reasonably be expected to have a Material Adverse Effect with respect to Seller or the Company.

          (b)     Except for such filings and approvals as are set forth on
Schedule 3.3(b), no consent, approval or action of, filing with or notice to any
--------------
Governmental or Regulatory Authority or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order applicable to Seller or the Company or by which any of their respective properties or assets may be bound, any Contract to which Seller or the Company is a party or by which any of them or any of their respective assets or properties may be bound, for the execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder or the consummation of the transactions contemplated hereby other than those which, the failure to obtain or make, could not reasonably be expected to have a Material Adverse Effect with respect to the Company or Seller.

          (S)3.4  Existence and Good Standing of the Company. The Company is a
                  ------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. The Company has all requisite corporate power and authority to own its property and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification necessary, except for such jurisdictions where the failure to be so qualified or licensed and in good standing could not reasonably be expected to have a Material Adverse Effect with respect to the Company.

          (S)3.5  Capital Stock. The Company has an authorized capitalization
                  -------------
consisting of 100,000 shares of common stock, no par value ("Common Stock"), of
                                                             ------------
which 1,000 shares are issued and outstanding and no shares are held in the Company's treasury. All such outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights. Except as described above, no shares of capital stock of the Company are authorized, issued, outstanding or reserved for issuance. There are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments contingent or otherwise, relating to the capital stock of, or other equity or voting interest in, the Company, pursuant to which the Company is or may become obligated to issue, deliver or sell or cause to be issued, delivered or sold, shares of Common Stock, any other shares of the capital stock of or other equity or voting interest in, the Company or any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of the capital stock of or other equity or voting interest in, the Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the capital stock of, or other equity or voting interest in, the Company. The Company has no authorized or outstanding bonds, debentures, notes or other Indebtedness the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) with the shareholders of the Company on any matter. There are no Contracts to which the Company is a party or by which the Company is bound to
(i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interest in, the Company or any other Person or (ii) vote or dispose of any shares of capital stock of, or other equity or voting interest in, the Company. There are no outstanding proxies and no voting agreements with respect to any shares of capital stock of, or other equity or voting interest in, the Company.

          (S)3.6  Subsidiaries and Investments.
                  ----------------------------

          (a) The Company has no Subsidiaries and has never had any Subsidiaries. The Company does not own, directly or indirectly, any capital stock of, or other equity, ownership, proprietary or voting interest in, any Person.

          (b) The temporary staffing business conducted by the Company prior to the Closing, together with all Contracts to which the Company is a party and all other rights and obligations of the Company relating thereto (collectively, the "Temporary Staffing Business") have been terminated or disposed of,
     ---------------------------
transferred or spun-off to Seller, without liability or cost to the Company.

          (S)3.7  Financial Statements; Accounts Receivable; Working Capital.
                  ----------------------------------------------------------
(a)Seller has furnished Purchaser with the audited balance sheets of the Company as of April 30, 2000 and April 30, 2001, and the related audited statements of operations, shareholders' equity and cash flows for the years then ended together with statements of operations, shareholders' equity and cash flows for the year ended April 30, 1999, all certified by the Company's accountants, and the unaudited balance sheet of the Company as at December 31, 2001 and the related unaudited statements of operations, shareholders' equity and cash flows for the eight (8) months then ended (the audited balance sheet of the Company as at April 30, 2001 (the "Balance Sheet Date") is hereinafter referred to as the
                        ------------------
"Balance Sheet", and the unaudited balance sheet of the Company as at December
 -------------
31, 2001 (the "Unaudited Balance Sheet Date") is hereinafter referred to as the
               ----------------------------
"Unaudited Balance Sheet"). The financial statements referred to above,
 -----------------------
including the footnotes thereto, except as described therein, have been prepared in accordance with GAAP consistently applied throughout the periods indicated, subject, in the case of the Unaudited Balance Sheet and the unaudited statements of operations, shareholders' equity and cash flows for the eight (8) months ended December 31, 2001, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet).

          (b) The Balance Sheet and such other audited balance sheets of the Company referred to in (a) above fairly present, in all material respects, the financial condition of the Company at the date thereof and the related statements of operations, shareholders' equity and cash flows fairly present, in all material respects, the results of the operations and cash flows of the Company and the changes in its financial condition for the periods indicated.

          (c) The Unaudited Balance Sheet fairly presents, in all material respects, the financial condition of the Company as of the date thereof and the related statements of operations, shareholders' equity and cash flows fairly present, in all material respects, the results of operations and cash flows of the Company and the changes in its financial condition for the periods indicated.

          (d) All of the Company's accounts and notes receivable as at the Closing Date have arisen from bona fide sales transactions in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied, and are legal, valid and binding obligations of the respective debtors. No person has any Lien on, valid set-off or counterclaim against any of the Company's accounts or notes receivable and no request or Contract for any deduction or discount has been made or is contemplated with respect to any of the Company's accounts or notes receivable. No account or note receivable has been collected prior to the due date thereof except in a manner consistent with past practices in the ordinary course of business. There has been no material adverse change since the Balance Sheet Date in the amount of accounts and notes receivable of the Company or the allowances or reserves with respect thereto, or accounts payable of the Company, from that reflected in the Balance Sheet.

          (S)3.8  Liabilities; Indebtedness. (a) Except as set forth on Schedule
                  -------------------------                             --------
3.8(a), the Company has no claims, obligations or liabilities, whether absolute,
-----
accrued, contingent or otherwise, except for (i) claims, obligations or liabilities set forth in the Balance Sheet or specifically disclosed in the footnotes thereto, (ii) accounts payable to trade creditors and accrued expenses incurred subsequent to the Balance Sheet Date in the ordinary course of business and which, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to the Company, and (iii) claims, obligations or liabilities which are not of the type required to be reflected on a balance sheet prepared in accordance with GAAP which do not exceed $5,000 individually or $15,000 in the aggregate.

          (b)     Except as set forth on Schedule 3.8(b), the Company has no
                                         ---------------
Indebtedness.

          (S)3.9  Books and Records. The minute book of the Company, as
                  -----------------
previously made available to Purchaser and its representatives, contains accurate records of all meetings of, and corporate action taken by (including action taken by written consent) the shareholders and Board of Directors of the Company. The Company has none of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

          (S)3.10 Title to Personal Properties. Except as set forth on Schedule
                  ----------------------------                         --------
3.10(a), the Company has good title to or, in the case of leased assets, a valid
------
leasehold interest in, free and
clear of all Liens, except for Permitted Liens, all of the tangible and intangible personal property and assets reflected in the Balance Sheet or thereafter acquired, except for properties and assets disposed of in the ordinary course of business, consistent with past practice, since the date of the Balance Sheet. Except as set forth on Schedule 3.10(b), the Company owns or
                                          ---------------
has the exclusive right to use all of the tangible personal properties and assets necessary for the conduct of its business as currently conducted. All of the tangible personal property used in the business of the Company is in good operating condition and repair, ordinary wear and tear excepted, and is adequate and suitable for the purposes for which it is presently being used.

          (S)3.11 Owned Real Property. The Company does not own any real
                  -------------------
property, in whole or in part.

          (S)3.12 Leased Real Property. The Company does not lease or sublease
                  --------------------
any real property or hold any other possessory interest in real property, except pursuant to leases of real property owned by Seller, which such leases will be terminated, without liability to the Company, at Closing.

          (S)3.13 Material Contracts. (a) Schedule 3.13(a) sets forth an
                  ------------------      ---------------
accurate and complete list of the following Contracts to which the Company is a party and by which it is currently bound or in respect of which assets, rights or property are held for use by the Company by any other Person:

          (i) all Contracts which contain restrictions with respect to payment of dividends or any other distribution in respect of the capital stock or other equity interests of the Company;

          (ii) all Contracts relating to capital expenditures or other purchases of material, supplies, equipment or other assets or properties (other than purchase orders for inventory or supplies in the ordinary course of business) in excess of $10,000 individually;

          (iii) all Contracts involving a loan (other than accounts receivable from trade debtors in the ordinary course of business) or advance to (other than travel and entertainment allowances to the employees of the Company extended in the ordinary course of business), or investment in, any Person or any Contract relating to the making of any such loan, advance or investment;

          (iv)    all Contracts involving Indebtedness of the Company;

          (v) all Contracts (including so called take-or-pay or keep-well agreements) under which any Person (other than the Company) has directly or indirectly guaranteed Indebtedness of the Company;

          (vi) all Contracts granting or evidencing a Lien on any properties or assets of the Company, other than a Permitted Lien;

          (vii) all management service, consulting, financial advisory or any other similar type Contract and any Contracts with any investment or commercial bank;

          (viii) all Contracts limiting the ability of the Company to engage in any line of business or to compete with any Person;

          (ix) all Contracts (other than this Agreement and any agreement or instrument entered into pursuant to this Agreement) with (A) Seller, any other Affiliate of the Company or any Affiliate of Seller (other than the Company) or
(B) any current or former officer or director of the Company, Seller or any Affiliate of Seller;

          (x) all Contracts (including letters of intent) involving the disposition or acquisition or the future disposition or acquisition of material assets or properties, or any merger, consolidation or similar business combination transaction, whether or not enforceable;

          (xi) all Contracts involving any joint venture, partnership, strategic alliance, shareholders' agreement, co-marketing, co-promotion, co-packaging, joint development, distribution or similar arrangement;

          (xii) all Contracts involving any material resolution or settlement of any actual or threatened litigation, arbitration, claim or other dispute;

          (xiii) all Contracts involving a confidentiality, standstill or similar arrangement;

          (xiv) all Contracts involving leases or subleases of personal property, including capital leases, to which the Company is a party (as lessee or lessor);

          (xv) all Contracts which are material to the Company and contain a "change in control" or similar provision;

          (xvi) all Contracts including an indemnity by the Company for or against costs relating to infringement of any of the Company Intellectual Property (unless capped in liability at or below three months' of the Company's revenues thereunder);

          (xvii) all Contracts which include an obligation of the Company to provide web hosting services or software maintenance services (unless, in either case, terminable by the Company on no more than thirty (30) days' prior notice);

          (xviii) all network interconnection Contracts;

          (xix) all Contracts currently in effect or pursuant to which the Company could have any future liability with respect to the Company's former temporary staffing operations;

          (xx) all Contracts involving $10,000 or more which are not cancelable by the Company without penalty on thirty (30) days or less notice; or

          (xxi) all other Contracts that are material to the business of the Company taken as a whole.

        (b)      Except as noted on Schedule 3.13(a), each Contract set forth on
                                    ----------------
Schedule 3.13(a) (or required to be set forth on Schedule 3.13(a)) is in full
----------------                                 -----------------
force and effect and each covenant of Seller and, to the knowledge of Seller, of any other party thereto required to have been performed has been fully performed in all material respects, and there exists no (i) default or event of default by the Company or any Person (including Seller or any of its Affiliates) holding rights, assets or property for use by the Company or, to the knowledge of Seller, any other party to any such Contract with respect to any material term or provision of any such Contract, or (ii) event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default by the Company or, to the knowledge of Seller, any other party thereto, with respect to any material term or provision of any such Contract. Seller has delivered to Purchaser true and complete copies, including all amendments, of each Contract set forth on
Schedule 3.13(a) that has been reduced to writing and a summary of the material
----------------
terms of each Contract set forth on Schedule 3.13(a) that has not been reduced
                                    ----------------
to writing.

        (S)3.14  Litigation. Except as set forth on Schedule 3.14, there is no
                 ----------                         -------------
action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by (or to the knowledge of Seller any investigation by) any Governmental or Regulatory Authority or any other Person pending, or, to the knowledge of Seller, threatened, against the Company or any of its properties, assets or rights (or any properties, assets or rights held by any other Person for use by the Company). Seller does not know of any valid basis for any such action, proceeding or investigation. Except as set forth on Schedule 3.14, the
                                                            -------------
Company is not subject to any Order.

        (S)3.15  Taxes.
                 -----

        (a)      Tax Returns. The Company has timely filed or caused to be
                 -----------
timely filed with the appropriate taxing authorities all tax returns, statements, forms and reports (including, elections, declarations, disclosures, schedules, estimates and informational tax returns) for Taxes ("Returns") that
                                                                -------
are required to be filed by, or with respect to, the Company on or prior to the Closing Date. The Returns, including any amendments thereto, if any, accurately reflect all liability for Taxes of the Company for the periods covered thereby.

        (b)      Payment of Taxes. All Taxes and Tax liabilities of the Company
                 ----------------
for all taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date ("Pre-Closing Periods") have been timely paid or, except for
                   -------------------
income taxes which may accrue by reason of the Section 338(h)(10) election referred to Section 7.7 hereof, accrued and adequately disclosed and fully provided for on the books and records of the Company in accordance with GAAP applied on a consistent basis.

        (c)      Other Tax Matters. (i) Except as set forth on Schedule
                 -----------------                             --------
3.15(c)(i), the Company has not been the subject of an audit or other
----------
examination of Taxes by the tax authorities of any nation, state or locality (and to Seller's knowledge no such audit is pending or contemplated) nor has the Company received any notices from any taxing authority relating to any issue which could result in a material Tax liability of the Company.

        (ii)   Except as set forth on Schedule 3.15(c)(ii), neither Seller nor
                                      --------------------
the Company, as of the Closing Date, (A) has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company, (B) is presently contesting the Tax liability of the Company before any court, tribunal or agency, (C) has granted a power-of-attorney relating to Tax matters to any person or (D) has applied for and/or received a ruling or determination from a taxing authority regarding a past or prospective transaction of the Company.

        (iii) Except as set forth on Schedule 3.15(c)(iii), the Company has not been included in the "consolidated" Return of any Person, as provided for under the law of the United States and any applicable non-U.S. jurisdiction or any applicable state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

        (iv) All Taxes which the Company is (or was) required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

        (v) No written claim has ever been received from any taxing authority in a jurisdiction where the Company does not file Returns that the Company is or may by subject to taxation by that jurisdiction.

        (vi) There are no tax sharing, allocation, indemnification or similar agreements, arrangements or undertakings in effect, written or unwritten, as between the Company or any predecessor or Affiliate thereof and any other party (including Seller and any predecessors or Affiliates thereof) under which Purchaser or the Company could be liable for any Taxes or other claims of any party.

        (vii) The Company has not applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

        (viii) No election under Section 341(f) of the Code has been made to treat the Company as a consenting corporation, as defined in Section 341 of the Code.

        (ix) The Company is not a party to any agreement that would require it to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code.

        (x) No indebtedness of the Company consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

        (xi) Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

        (xii) The Company is a member of Seller's affiliated group (as such term is defined in Section 1504 of the Code) and will be included in Seller's consolidated Federal income Tax Return that includes the period from May 1, 2001 through the Closing Date. As such, Seller is and will be eligible to file an election under Section 338(h)(10) of the Code with respect to a "qualified stock purchase" (as such term is defined in Section 338 of the Code) of the stock of the Company.

        (S)3.16  Insurance. Set forth on Schedule 3.16 is an accurate and
                 ---------               -------------
complete list of each insurance policy which covers the Company or its business, property, assets or employees (including self-insurance). Such policies are in the name of Seller and are in full force and effect; all premiums thereon have been paid; and Seller is otherwise in compliance in all material respects with the terms and provisions of such policies. The Company will not be covered by such policies following the Closing. Seller is not in default under any of the insurance policies set forth on Schedule 3.16 (or required to be set forth on
                                -------------
Schedule 3.16), and, to the knowledge of Seller, there exists no event,
-------------
occurrence, condition or act (including the purchase of the Shares hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default thereunder. Seller has received no notice of cancellation or non-renewal of any such policy or arrangement and, to the knowledge of Seller, the termination of any such policies or arrangements has never been threatened. To the knowledge of Seller, there exists no event, occurrence, condition or act (including the purchase of the Shares hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would entitle any insurer to terminate or cancel any such policies. Such policies, with respect to their amounts and types of coverage, are adequate to insure fully, until the Closing Date, against risks to which the Company and its property and assets are normally exposed in the operation of the business. Since October 31, 2000, there has not been any material adverse change in Seller's relationship with its insurers or in the premiums payable pursuant to such policies. Schedule 3.16 also sets forth a list
                                            -------------
of all pending claims and the claims history for the Company during the past three (3) years (including with respect to insurance obtained but not currently maintained).

        (S)3.17  Intellectual Properties. (a) Schedule 3.17(a) lists all the
                 -----------------------      ----------------
Company Intellectual Property owned by or licensed to Seller or American Software USA, Inc., respectively, and any license therefor running to Seller or American Software USA, Inc. that Seller or American Software USA, Inc. granted (if owned) or assigned (if licensed) to the Company prior to the Closing. All other Company Intellectual Property that is owned by or licensed to Seller or American Software USA, Inc., respectively, is listed on Exhibit A to the Services Agreement (the "Exhibit A Property").
                         ------------------

        (b)      Schedule 3.17(b) sets forth each item of Company Intellectual
                 ----------------
Property (i) officially registered to or in the name of the Company, Seller or American Software USA, Inc. (i.e., registered copyrights, trade or service marks, patents and applications) or (ii) material to the conduct of the Company's business. For each registered listed item, Schedules 3.17(b) sets
                                                     -----------------
forth the (i) registrant, (ii) the jurisdiction where issued, registered, legally sanctioned, filed or the equivalent, (iii) the jurisdictions of issuance and use.

        (c)      Schedule 3.17(c) sets forth each license or other agreement by
                 ----------------
which the Company enjoys the use of Company Intellectual Property, together with
(i) the identity of the licensor and licensee, and (ii) if the licensee is the Seller or American Software USA, Inc., the basis (documented or otherwise) pursuant to which the Company enjoys such rights.

        (d)    Schedule 3.17(d) sets forth each item of Intellectual Property
               ----------------
licensed by the Company as licensor, if any.

        (e) The Intellectual Property and rights under licenses and agreements set forth on Schedules 3.17(b), 3.17(b) and 3.17(c) include all
                        -----------------  -------     -------
Intellectual Property rights necessary or material to the Company to conduct its business as and where conducted on the Closing Date (including all necessary rights to install and operate licensed Intellectual Property on the CPUs currently used by the Company), and the Company does not use Intellectual Property which is not owned by the Company or licensed to, and enjoyed by, the Company under an agreement listed in Schedule 3.17(c). The business operations
                                     ----------------
of the Company, and those of Seller and American Software USA, Inc. to the extent related to the business of the Company, do not violate, infringe, misappropriate or misuse the Intellectual Property rights of another Person or licenses thereof, except for such violations, infringements, misappropriations or misuses which would not (i) individually or in the aggregate (A) interfere with the Company's ability to conduct its business operations in a manner substantially similar to the conduct thereof on the Closing Date, or (B) cause the Company to suffer, incur or pay any material damages, penalties, liabilities or claims; and (ii) in the case of Exhibit A Property, exist or arise if the Company (rather than Seller or American Software USA, Inc.) was a signatory or express license grantee thereof.

        (f)    Each item of Company Intellectual Property listed on Schedules
                                                                    ---------
3.17(b) which is registered, filed, issued or applied for, has been duly and
-------
validly registered in, filed in or issued by, the official governmental registrars and/or issuers (or officially recognized issuers) of patents, trademarks, copyrights or Internet domain names, in the various jurisdictions (national, state, provincial, prefectural and local) indicated on such Schedules, and except as set forth on Schedule 3.17(f), each such registration,
                                      ----------------
filing and/or issuance (i) has not been abandoned, cancelled or otherwise compromised, (ii) has been maintained by all requisite filings, renewals and payments, and (iii) remains in full force and effect as of the Closing Date. Except as set forth on Schedule 3.17(f), there are no actions that must be taken
                       ----------------
or payments that must be made by the Company within one hundred and eighty (180) days following the Closing Date that, if not taken, will adversely effect the Intellectual Property or the right of the Company to use same as and where used as of the Closing Date.

        (g) To the extent any Intellectual Property is or has been used under license in the business of the Company, including that listed in Schedule
                                                                       --------
3.17(c), the Company, Seller, and American Software USA, Inc., as applicable,
-------
are in compliance with such license, except for such non-compliance that would not (i) individually or in the aggregate, (A) interfere with the Company's ability to conduct its business operations in a manner substantially similar to the conduct thereof on the Closing Date, or (B) cause the Company to suffer, incur or pay any material damages, penalties, liabilities or claims; and (ii) in the case of Exhibit A Property, exist or arise if the Company (rather than Seller or American Software USA, Inc.) was a signatory or express license grantee thereof. None of the Company, Seller or American Software USA, Inc. has received notice of (A) a material default of any license which remains uncured,
(B) any claim, or a threat of any claim, from any third party challenging (1) the right of the Company (or the Seller or American Software USA, Inc., as applicable) to use any Intellectual Property or alleging any violation, infringement, misuse or misappropriation by the Company, Seller or American Software USA, Inc. of Intellectual Property or indicating that the failure to take a license would result in any such claim, or (2) the ownership rights of the Company, Seller or American Software USA, Inc. in any Company Intellectual Property or asserting any opposition, interference, invalidity, termination, abandonment, unenforceability or other infirmity of any Company Intellectual Property, which remains unresolved. The Seller's execution, delivery and performance hereof (together with the other instruments and agreements contemplated hereby) will not result in any such default, infringement or impairment, except for such defaults, infringements or impairments that would not (i) individually or in the aggregate, (A) interfere with the Company's ability to conduct its business operations in a manner substantially similar to the conduct thereof on the Closing Date, or (B) cause the Company to suffer, incur or pay any material damages, penalties, liabilities or claims; and (ii) in the case of Exhibit A Property, exist or arise if the Company (rather than Seller or American Software USA, Inc.) was a signatory or express license grantee thereof. Each license of Company Intellectual Property to which the Company, Seller or American Software USA, Inc. is a party is a legal, valid and binding obligation of the Company, Seller or American Software USA, Inc. and the relevant other parties thereto, enforceable in accordance with the terms thereof, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles, and the transactions contemplated by this Agreement will not breach the terms thereof, except for such breaches that would not (i) individually or in the aggregate, (A) interfere with the Company's ability to conduct its business operations in a manner substantially similar to the conduct thereof on the Closing Date, or (B) cause the Company to suffer, incur or pay any material damages, penalties, liabilities or claims; and (ii) in the case of Exhibit A Property, exist or arise if the Company (rather than Seller or American Software USA, Inc.) was a signatory or express license grantee thereof. Except as set forth on Schedule 3.17(g), the Company owns or is licensed to use
                       ----------------
the Company Intellectual Property free and clear of any Liens, other than Permitted Liens without obligation to pay any royalty or any other fees with respect thereto.

        (h)    Except as set forth on Schedule 3.17(h), none of the Company,
                                      ----------------
Seller or American Software USA, Inc. has made any claim of a violation, infringement, misuse or misappropriation by any third party (including any employee or former employee of the Company) of the Company's, Seller's or American Software USA, Inc.'s rights to, or in connection with, any Company Intellectual Property, which claim is pending. Except as set forth on Schedule
                                                                      --------
3.17(h), none of the Company, Seller or American Software USA, Inc. has entered
-------
into any agreement to indemnify any other Person against any charge of infringement of any Company Intellectual Property, other than indemnification provisions contained in customer agreements, purchase orders or license agreements arising in the ordinary course of business.

        (i)    Except as set forth on Schedule 3.17(i), the Company, Seller or
                                      ----------------
American Software USA, Inc., as applicable, has secured valid written assignments or irrevocable, perpetual, royalty-free licenses from all consultants, contractors and employees who contributed to the creation or development of any Company Intellectual Property for any rights to such contributions that the Company does not already own by operation of law.

        (j) The Company has published internal policies and taken all other necessary and reasonable steps to protect and preserve the confidentiality of all the Company's trade secrets, customer data and software and other proprietary and confidential information (including know-how, source codes, databases, customer lists, schematics, ideas, algorithms and processes);

and all disclosure of such information to, and use by, any third party (other than (i) to competent regulators, accountants and counsel, in each instance acting in their professional capacities, or (ii) pursuant to an applicable Order) has been pursuant to the terms of a written confidentiality undertaking between such third party and the Company. The Company has not breached any agreements of non-disclosure or confidentiality, nor is it currently alleged or claimed to have done so.

          (k)      Except as set forth on Schedule 3.17(k), for the twelve month
                                          ----------------
period prior to the Closing Date, the internet domain names and universal resource locators listed in Schedule 3.17(a) (i) generally direct and resolve to
                            ---------------
the appropriate internet protocol addresses, (ii) are and have been generally accessible to Internet users supporting the Sites, and (iii) are and have been generally operational for downloading content from the those computers supporting the Sites, on a "24/7" basis. The Company maintains current back-up copies of the Sites (and all related software, databases and other information) and such back-up copies are and have been stored in a safe and secure environment, fit for the back-up of such media, and are not located at the same location as the server supporting the Sites. The Company has no reason to believe that the Sites will not operate or will not continue to be accessible to internet users on substantially a 24/7 basis prior to, at the time of, and after the Closing Date

          (l)      Except as set forth on Schedule 3.17(l), each customer
                                          ----------------
agreement between the Company and a customer includes (i) either (A) a customer's representation and warranty that performance thereof shall not violate any right or duty owed to the owner or licensor of said customer's application and/or data, or (B) a customer's indemnity of the Company for costs and expenses relating to claims of infringement (whether or not proven); and
(ii) the Company's hosting of its customers applications and/or data files has not, and does not, violate the Intellectual Property or other rights of any third party.

          (S)3.18  Compliance with Laws. The Company has complied and is in
                   --------------------
compliance with all applicable Laws and Orders except where the failure to so comply, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to the Company. The Company has received no notice that any violation of the foregoing is being or may be alleged.

          (S)3.19  Suppliers and Customers. Schedule 3.19(a) sets forth each
                   -----------------------  ----------------
supplier and customer accounting for more than $5,000 of monthly purchases and sales, as the case may be, of the Company. Except as set forth on Schedule
                                                                  --------
3.19(b), the relationships of the Company with each such supplier and customer
-------
are good commercial working relationships. Except as set forth on Schedule
                                                                  --------
3.19(c), no such supplier or customer has canceled or otherwise terminated or,
------
to the knowledge of Seller, threatened to cancel or otherwise terminate, its relationship with the Company, and Seller has not received any notice that any such supplier or customer may cancel or otherwise materially and adversely modify its relationship with the Company or limit its services, supplies or materials to the Company, or its usage or purchase of the services and products of the Company either as a result of the transactions contemplated hereby or otherwise.

          (S)3.20  Employment Relations. (a) Except as set forth on Schedule
                   --------------------                             --------
3.20, the Company has been and is in compliance with all applicable laws
----
respecting employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to so comply, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to the Company. The Company has not been and is not engaged in any unfair labor practice.

          (b) No unfair labor practice complaint against the Company is pending before the National Labor Relations Board.

          (c) There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Seller, threatened against or involving the Company.

          (d) No union is currently certified, and there is no union representation question and, to the knowledge of Seller, no union or other organizational activity that would be subject to the National Labor Relations Act (20 U.S.C.(S)151 et seq.) existing or threatened with respect to the
                     ------
operations of the Company.

          (e) No arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of Seller, no grievance with respect thereto exists and no claim therefor has been asserted.

          (f) The Company is not subject to or bound by any collective bargaining or labor union agreement applicable to any Person employed by the Company, and no collective bargaining or labor union agreement is currently being negotiated by the Company.

          (g) The Company has not experienced any material labor difficulty or work stoppage during the last three years.

          (h) There has not been, and to the knowledge of Seller there will not be, any material adverse change in relations with employees of the Company as a result of any announcement of the transactions contemplated by this Agreement.

          (i) The Company has no Equal Employment Opportunity Commission charges or other claims of employment discrimination pending or threatened against it.

          (j) To the knowledge of Seller, no wage and hour department investigation has been made of the Company.

          (k) There are no occupational health and safety claims pending or, to the knowledge of Seller, threatened against the Company.

          (l) Since the enactment of the Worker Adjustment and Retraining Notification Act ("WARN"), the Company has not effectuated either (i) a "plant
                   ----
closing" (as defined in WARN) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or (ii) a "mass layoff" (as defined in WARN) affecting any site of employment or facility of the Company. The Company has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar Law and none of the employees of the Company has not suffered an "employment loss" (as defined in WARN) during the six months prior to the Closing Date.

          (m) The Company is in compliance with the terms and provisions of the Immigration Reform and Control Act of 1996, as amended, and all related regulations promulgated thereunder except for such non-compliance which, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to the Company.

          (n) Prior to the date hereof, Seller has provided Purchaser with an accurate and complete list showing the names of all individuals whose compensation from the Company for services rendered during the fiscal year ended on the Balance Sheet Date exceed an annualized rate of $50,000, together with a statement of the full amount paid or payable to each such person for services rendered during such fiscal year and for services expected to be rendered during the current fiscal year.

          (S)3.21  Employee Benefit Plans.
                   ----------------------

          (a)  List of Plans. Set forth on Schedule 3.21(a) is an accurate and
               -------------               ----------------
complete list of all U.S. and non-U.S. (i) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); (ii) bonus,
                                                       -----
stock option, stock purchase, restricted stock, incentive, fringe benefit, "voluntary employees' beneficiary associations" ("VEBAs"), under Section
                                                  -----
501(c)(9) of the Code, profit-sharing, pension, or retirement, deferred compensation, medical, life, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices (whether or not insured); and (iii) employment, consulting, termination, and severance contracts or agreements for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or
(iii) above) are in writing or are otherwise exempt from the provisions of ERISA that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Company (including, for this purpose and for the purpose of all of the representations in this Section 3.21, any predecessors to the Company and all employers (whether or not incorporated) that would be treated together with the Company and/or Seller as a single employer
(1) within the meaning of Section 414 of the Code or (2) as a result of the Company and/or Seller being or having been a general partner of any such employer), since September 2, 1974 ("Employee Benefit Plans").
                                     ----------------------

          (b)  Status of Plans. Each Employee Benefit Plan (including any
               ---------------
related trust) complies in form with the requirements of all applicable laws, including ERISA and the Code, and has at all times been maintained and operated in compliance with its terms and the requirements of all applicable laws, including ERISA and the Code, except for such non-compliance which, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to the Company. No complete or partial termination of any Employee Benefit Plan has occurred or is expected to occur, and no proceedings have been instituted, and no condition exists and no event has occurred that would constitute grounds, under Title IV of ERISA to terminate, or appoint a trustee to administer, any Employee Benefit Plan. The Company has no commitment, intention or understanding to create, modify or terminate any Employee Benefit Plan. Except as required to maintain the tax-qualified status of any Employee Benefit Plan intended to qualify under Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan. No event has occurred and no condition or circumstance has existed that would result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof. No Employee Benefit Plan is a plan described in Section 4063(a) of ERISA.

          (c)  Liabilities. The Company has never maintained or contributed to,
               -----------
or had any obligation to contribute to (or borne any liability with respect to) any "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Section 302 or Title IV of ERISA; any "multiple employer plan" (within the meaning of the Code or ERISA) or any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) (each such plan, a "Multiemployer Plan").
         ------------------

          The Company does not maintain any Employee Benefit Plan which is a "group health plan," (as such term is defined in Section 5000(b)(1) of the Code or Section 607(1) of ERISA) that has not been administered and operated in all respects in compliance with the applicable requirements of Part 6 of Subtitle I of ERISA and Section 4980B of the Code and the Company is not subject to any liability, including additional contributions, fines, taxes, penalties or loss of tax deduction, as a result of such administration and operation. No Employee Benefit Plan is a "multiple employer welfare arrangement," within the meaning of
Section 3(40) of ERISA. Each Employee Benefit Plan that is intended to meet the requirements of Section 125 of the Code meets such requirements, and each program of benefits for which employee contributions are provided pursuant to elections under any Employee Benefit Plan meets the requirements of the Code applicable thereto. The Company does not maintain any Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

          The Company does not maintain any Employee Benefit Plan (whether qualified or non-qualified under Section 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and the Company has no obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service. The Company has no unfunded liabilities pursuant to any Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the Code.

          The Company has incurred no liability for any tax or excise tax arising under Chapter 43 of the Code, and to the knowledge of Seller, no event has occurred and no condition or circumstance has existed that could give rise to any such liability.

          No asset of the Company is subject to any Lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, and no event has occurred and no condition or circumstance has existed that would give rise to any such Lien. The Company has not been required to provide any security under Section 307 of ERISA or Section 401(a)(29) or 412(f) of the Code and, to the knowledge of Seller, no event has occurred and no condition or circumstance has existed that would give rise to any such requirement to provide any such security.

          There are no actions, suits, claims or disputes pending, or, to the knowledge of Seller, threatened, anticipated or expected to be asserted against or with respect to any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated, or expected to be asserted against the Company or any fiduciary of any Employee Benefit Plan, in any case with respect to any Employee Benefit Plan. No Employee Benefit Plan or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

          (d)  Contributions. Full payment has been timely made of all amounts
               -------------
which the Company is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which the Company is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. All such contributions and/or premiums have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to the knowledge of Seller no event has occurred and no condition or circumstance has existed that would give rise to any such challenge or disallowance. The Company has made adequate provision for reserves to meet contributions and premiums and any other liabilities that have not been paid or satisfied because they are not yet due under the terms of any Employee Benefit Plan, applicable Law or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

          (e)  Funded Status; Withdrawal Liability. No Employee Benefit Plan is
               -----------------------------------
covered by Title IV of ERISA, and the Company is not currently required to contribute to, and never has been required to contribute to, a Multiemployer Plan.

          (f)  Tax Qualification. Each Employee Benefit Plan intended to be
               -----------------
qualified under Section 401(a) of the Code has, as currently in effect, been determined to be so qualified by the IRS. Each trust established in connection with any Employee Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has, as currently in effect, been determined to be so exempt by the IRS. Each VEBA has been determined by the IRS to be exempt from Federal income tax under Section 501(c)(9) of the Code. Since the date of each most recent determination referred to in this paragraph
(f), no event has occurred and no condition or circumstance has existed that resulted in or, to the knowledge of Seller, is likely to result in the revocation of any such determination or would adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust or VEBA.

          (g)  Transactions. Neither the Company nor any of its directors,
               ------------
officers, employees or, to the knowledge of Seller, other persons who participate in the operation of any Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Employee Benefit Plan by any party with standing to make such claim.

          (h)     Triggering Events. The execution of this Agreement and the
                  -----------------
consummation of the transactions contemplated hereby, do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), "parachute payment" (as such term is defined in Section 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director of the Company. No Employee Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.

          (i)     Documents. Seller has delivered or caused to be delivered to
                  ---------
Purchaser and its counsel true and complete copies of all material documents in connection with each Employee Benefit Plan, including (where applicable): (i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, and material communications;
(iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent IRS determination letter, if any, obtained with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) or 501(c)(9) of the Code; (v) the annual report on IRS Form 5500-series or 990 for each of the last three years for each Employee Benefit Plan required to file such form; (vi) the most recently prepared actuarial valuation report for each Employee Benefit Plan covered by Title IV of ERISA; (vii) the most recently prepared financial statements; and (viii) all contracts and agreements relating to each Employee Benefit Plan, including service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements and collective bargaining agreements.

          (S)3.22 Environmental Laws and Regulations. Except as set forth on
                  ----------------------------------
Schedule 3.22 and except as could not reasonably be expected to have a Material
-------------
Adverse Effect with respect to the Company, (i) the Company is in compliance with all applicable Environmental Laws, and has obtained, and is in compliance with, all Permits required of it under applicable Environmental Laws; (ii) there are no claims, proceedings, investigations or actions by any Governmental or Regulatory Authority or other Person or entity pending, or to the knowledge of Seller threatened, against the Company under any Environmental Law; and (iii) there are no facts, circumstances or conditions relating to the past or present business or operations of the Company (including the disposal of any wastes, hazardous substances or other materials), or to any past or present Company Property, that could reasonably be expected to give rise to any claim, proceeding or action, or to any liability, under any Environmental Law.

          (S)3.23 Interests in Clients, Suppliers, Etc.; Affiliate Transactions.
                  -------------------------------------------------------------
Except as set forth on Schedule 3.23, (a) there are no Contracts, liabilities or
                       -------------
obligations between the Company, on the one hand, and either (i) Seller or any or Affiliate of Seller (other than the Company) or (ii) any other Affiliate of the Company, on the other hand, and (b) neither Seller, any Affiliate of Seller nor any officer or director of the Company possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any Person which is a client, supplier, customer, lessor, lessee, or competitor or potential competitor of the Company. Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934, as amended, of 1% or less of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 3.23.

          (S)3.24 Bank Accounts and Powers of Attorney. Set forth on Schedule
                  ------------------------------------               --------
3.24 is an accurate and complete list showing (a) the name and address of each
----
bank in which the Company has an account or safe deposit box, the number of any such account or any such box and the names of all Persons authorized to draw thereon or to have access thereto and (b) the names of all Persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof.

          (S)3.25 Permits. Seller has delivered or made available to Purchaser
                  -------
for inspection a true and correct copy of each permit (including occupancy permit), certificate, license, consent or authorization of any Governmental or Regulatory Authority (each, a "Permit") obtained or possessed by the Company.
                               ------
The Company has obtained and possesses all Permits and has made all registrations or filings with or notices to any Governmental or Regulatory Authority necessary for the lawful conduct of its business as presently conducted, or necessary for the lawful ownership of its properties and assets or the operation of its business as presently operated, other than those the failure of which to obtain, possess or make could not reasonably be expected to have a Material Adverse Effect with respect to the Company. All such Permits are in full force and effect. The Company is in compliance with all such Permits except for such non-compliance that could not reasonably be expected to have a Material Adverse Effect with respect to the Company. Each such Permit can be renewed or transferred in the ordinary course of business by the Company. Any applications for the renewal of any such Permit which are due prior to the Closing Date have been timely made or filed by the Company prior to the Closing Date. No proceeding to modify, suspend, revoke, withdraw, terminate or otherwise limit any such Permit is pending or, to the knowledge of Seller, threatened, and Seller does not know of any valid basis for such proceeding, including the transactions contemplated hereby. No administrative or governmental action or proceeding has been taken or, to the knowledge of Seller, threatened, in connection with the expiration, continuance or renewal of any such Permit, and Seller does not know of any valid basis for any such proceeding.

          (S)3.26 No Changes Since Balance Sheet Date. Except as set forth on
                  -----------------------------------
Schedule 3.26, since the Balance Sheet Date, the operations of the Company have
-------------
been conducted in the ordinary and usual course of business and there has been no Material Adverse Change with respect to the Company; no fact, circumstance or event exists or has occurred which could reasonably be expected to result in a Material Adverse Change with respect to the Company; and the Company has not:

          (a) amended or restated its charter or by-laws (or comparable organizational or governing documents);

          (b) authorized for issuance, issued, sold, delivered or agreed or committed to issue, sell or deliver (i) any capital stock of, or other equity or voting interest in, the Company or (ii) any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire either (A) any shares of capital stock of, or other equity or voting interest in, the Company, or (B) any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of the capital stock of, or other equity or voting interest in, the Company;

          (c) declared, paid or set aside any dividend or made any distribution with respect to, or split, combined, redeemed, reclassified, purchased or otherwise acquired directly, or indirectly, any shares of capital stock of, or other equity or voting interest in, the Company, or made any other change in the capital structure of the Company;

          (d) increased the compensation payable (including, but not limited to, wages, salaries, bonuses or any other remuneration) or to become payable to any officer, employee or agent being paid an annual base salary of $50,000 or more, or any director of the Company, except for (i) such increases that were required in accordance with the terms of any Employee Benefit Plan set forth on Schedule
                                                                       --------
3.21(a) and (ii) salary increases made in the ordinary course of business not
------
exceeding four percent (4%) of the annual base salary for any individual;

          (e) made any bonus, profit sharing, pension, retirement or insurance payment, distribution or arrangement to or with any officer, employee or agent being paid an annual base salary of $50,000 or more, or any director of the Company, except for payments that were already accrued prior to the Balance Sheet Date or were required by the terms of any Employee Benefit Plan set forth on Schedule 3.21(a);
   ---------------

          (f) except as set forth on Schedule 3.26, entered into, materially
                                     -------------
amended or become subject to any Contract of a type described in Section 3.13(a) or outside the ordinary course of business;

          (g) incurred, assumed or modified any Indebtedness not set forth on
Schedule 3.13(a), except Indebtedness incurred, assumed or modified in the
---------------
ordinary course of business consistent with past practice;

          (h) permitted any of its properties or assets to be subject to any Lien (other than Permitted Liens);

          (i) sold, transferred, leased, licensed or otherwise disposed of any assets or properties material to the Company, taken as a whole except for (i) sales of inventory in the ordinary course of business consistent with past practice, and (ii) leases or licenses entered into in the ordinary course of business consistent with past practice with annual lease or royalty payments that are not reasonably expected to exceed $10,000;

          (j) acquired any business or Person, by merger or consolidation, purchase of substantial assets or equity interests, or by any other manner, in a single transaction or a series of related transactions, or entered into any Contract, letter of intent or similar arrangement (whether or not enforceable) with respect to the foregoing;

          (k) made any capital expenditure or commitment therefor in excess of $10,000 individually or otherwise acquired any assets or properties (other than inventory in the ordinary course of business consistent with practice) that are material to the Company, taken as a whole, or entered into any Contract, letter of intent or similar arrangement (whether or not enforceable) with respect to the foregoing;

          (l) entered into, materially amended or become subject to any joint venture, partnership, strategic alliance, shareholders' agreement, co-marketing, co-promotion, co-packaging, joint development or similar arrangement;

          (m) written-off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business consistent with past practice charged to applicable reserves which individually and in the aggregate are not material to the Company, taken as a whole;

          (n) canceled or waived any claims or rights of substantial value;

          (o) made any change in any method of accounting or auditing practice;

          (p) made any tax election or settled and/or compromised any tax liability; prepared any Returns in a manner which is inconsistent with the past practices of the Company, with respect to the treatment of items on such Returns; incurred any material liability for Taxes other than in the ordinary course of business; or filed an amended Return or a claim for refund of Taxes with respect to the income, operations or property of the Company;

          (q) paid, discharged, settled or satisfied any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payments, discharges or satisfactions in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Balance Sheet;

          (r) planned, announced, implemented or effected any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company;

          (s) established, adopted, entered into, amended or terminated any Employee Benefits Plan or any collective bargaining, thrift, compensation or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (t) conducted its cash management customs and practices (including the collection of receivables and payment of payables) other than in the ordinary course of business consistent with past practice; or

          (u) entered into any contract or letter of intent with respect to (whether or not binding), or otherwise committed or agreed, whether or not in writing, to do any of the foregoing.

          (S)3.27 Disclosure. None of this Agreement, the financial statements
                  ----------
referred to in Section 3.7 (including the footnotes thereto), any Schedule, Exhibit or certificate delivered to Purchaser or its representatives by or on behalf of Seller, the Company or any of their respective directors, officers or employees pursuant to this Agreement or any document or statement in writing which has been supplied to Purchaser or its representatives by or on behalf of Seller, the Company or any of their respective directors, officers or employees in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact, or omits any statement of a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to Seller that would have a Material Adverse Effect with respect to the Company which has not been set forth in this Agreement, the financial statements referred to in Section 3.7 (including the footnotes thereto) any Schedule, Exhibit or certificate or delivered pursuant to this Agreement.

          (S)3.28 Government Contracts. Except as set forth on Schedule 3.28,
                  --------------------                         -------------
the Company:

          (a) has no contracts with any Governmental Authority involving any information, technology or data which is classified under Executive Order 12356 of April 2, 1982;

          (b) has no products or services (including research and development) with respect to which it is a supplier, direct or, to the knowledge of Seller, indirect, to any of the military services of the United States or the Department of Defense;

          (c) does not export (a) products or technical data under validated licenses or technical data under General License GTDR pursuant to the U.S. Export Administration Regulations (15 CFR Parts 768 through 799) or (b) defense articles and defense services under the International Traffic in Arms Regulations (22 CFR Subchapter M); or

          (d) does not have a Facility Security Clearance under the Department of Defense Industrial Security Program.

          (S)3.29 Warranty Claims. There are no pending or, to the knowledge of
                  ---------------
Seller, threatened Warranty Claims against the Company in connection with the sales of the Company's products, which Warranty Claims exceed $10,000 in the aggregate or are not covered by insurance, the proceeds of which will be available to the Company at or after Closing. Except as set forth on Schedule
                                                                     --------
3.29, the Company does not make any representation or warranty to its customers
----
with respect to products sold or services delivered by it. Schedule 3.29
                                                           -------------
contains a complete list of the pending, and, to the knowledge of Seller, threatened Warranty Claims against the Company. As used herein, the phrase "Warranty Claims" means claims by third parties for defects in products sold by
 ---------------
the Company which the customer claims do not meet the product warranty.

          (S)3.30 Brokers' or Finders' Fees. No agent, broker, person or firm
                  -------------------------
acting on behalf of either Seller or the Company is, or will be, entitled to any commission or brokers' or finders' fees from the Company or Purchaser, or from any of their Affiliates, in connection with any of the transactions contemplated by this Agreement.

                (S)3.31  Inter-company Balances. At the Closing, all inter-
                         ----------------------
company Indebtedness, and amounts owed, and all inter-company balances outstanding, between Seller or any Affiliate of Seller (other than the Company), on the one hand, and the Company, on the other hand, have been satisfied in full in a manner that does not create any Tax or other liability for or obligation of the Company.

                (S)3.32  Conduct of Business of the Company. (a) Without
                         ----------------------------------
prejudice to the generality of any of the foregoing representations and warranties, during the period from the Effective Date through the Closing Date:

                (b) Seller has caused the Company to conduct its operations only in the ordinary and usual course of business and to preserve intact its business organization, keep available the services of its officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with the Company. Notwithstanding the immediately preceding sentence, during such period, except as set forth on Schedule 3.32, Seller has caused the Company to refrain from the following:

                         (i) declaring, paying or setting aside any dividend or making any distribution with respect to the Company;

                         (ii) increasing or promising to increase the compensation payable (including, but not limited to, wages, salaries, bonuses or any other remuneration) or to become payable to any officer, employee, agent or director of the Company or making or promising to make any bonus, profit sharing, pension, retirement or insurance payment, distribution or arrangement to or with any such officer, employee, agent or director of the Company;

                         (iii) entering into, materially amending, becoming subject to or terminating any Contract of a type described in Section 3.13(a) or any real property lease or sublease (other than pursuant to the Lease Agreement);

                         (iv)    incurring, assuming or modifying any
        Indebtedness;

                         (v) subjecting any of its properties or assets or any capital stock, or other equity or voting interests to any Lien;

                         (vi) selling, transferring, leasing, licensing or otherwise disposing of any assets or properties except for leases or licenses entered into in fulfillment of Seller's obligations under the Services Agreement;

                         (vii) making any capital expenditure or commitment therefor individually or otherwise acquiring any assets or properties;

                         (viii) writing-off as uncollectible any notes or accounts receivable or waiving any claims or rights of substantial value;

                         (ix) paying, discharging, settling or satisfying any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) including, without limitation, any accounts payable or other debts due by the Company;

                         (x) taking any action, engaging in any transaction or entering into any Contract that is material to the Company;

                         (xi) making any loans, advances or capital contributions to, or investments in, any other Person;

                         (xii)   making changes to the working capital of the

         Company, other than in the ordinary and usual course of business consistent with this Section 3.32, or taking any action or omitting to take any action that has, or could reasonably be expected to have, an adverse effect on the working capital of the Company; and

                         (xiii) entering into any contract or letter of intent (whether or not binding) with respect to, or committing or agreeing to do, whether or not in writing, any of the foregoing.

                (c) Seller has caused the Company to retain for its own benefit and account all earnings, cash flow and other receipts accruing to the Company in the conduct of its business for the period from the Effective Date through the Closing Date including, without limitation, receipts arising from payment of any accounts receivable, invoices and other debts due to the Company.

                                   ARTICLE IV

                          REPRESENTATIONS OF PURCHASER
                          ----------------------------

         (S)4. Representations of Purchaser. Purchaser represents, warrants and agrees as follows:

                (S)4.1   Existence and Good Standing of Purchaser; Power and
                         ---------------------------------------------------
Authority. Purchaser is a corporation duly organized, validly existing and in
---------
good standing under the Laws of the State of Delaware. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and the other instruments and agreements to be executed and delivered by Purchaser as contemplated hereby. Purchaser has all requisite corporate power and authority to consummate the transactions contemplated hereby and thereby, including the purchase of the Shares pursuant to this Agreement. The execution, delivery and performance of this Agreement, and all other instruments and agreements to be executed and delivered by Purchaser as contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Purchaser's Board of Directors and no other corporate or stockholder action on the part of Purchaser or its stockholders is necessary to authorize the execution, delivery and performance of this Agreement and such other instruments and agreements by Purchaser and the consummation of the transactions contemplated hereby and thereby. This Agreement and all other instruments and agreements to be executed and delivered by Purchaser as contemplated hereby, when delivered in accordance with the terms hereof, assuming the due execution and delivery of this Agreement and each such other document by the other parties hereto and thereto, shall have been duly executed and delivered by Purchaser and shall be legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and to general equitable principles.

                (S)4.2   Consents and Approvals; No Violations. (a) Other than
                         -------------------------------------
as set forth on Schedule 4.2(a), the execution and delivery of this Agreement by
                ---------------
Purchaser do not, the execution and delivery by Purchaser of the other instruments and agreements to be executed and delivered by Purchaser as contemplated hereby will not and the consummation by Purchaser of the transactions contemplated hereby and thereby will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of Purchaser under: (1) any provision of the certificate of incorporation or by-laws of Purchaser; (2) subject to obtaining and making any of the approvals, consents, notices and filings referred to in paragraph (b) below, any Law or Order applicable to Purchaser or by which any of its properties or assets may be bound; or (3) any Contract to which Purchaser is a party, or by which any of its properties or assets is bound except in the case of clauses (2) and (3) above, for such violations, filings, permits, consents, approvals, notices, breaches or conflicts which could not reasonably be expected to have a Material Adverse Effect with respect to Purchaser.

                (b) Except for such filings and approvals as may be set forth on Schedule 4.2(b) no consent, approval or action of, filing with or
         ---------------
notice to any Governmental or Regulatory Authority or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order, any Contract to which Purchaser is a party or by which any of its properties or assets is bound, for the execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder or the consummation of the transactions contemplated hereby other than those, the failure to obtain or make, which could not reasonably be expected to have a Material Adverse Effect with respect to Purchaser.

                (S)4.3   Purchase for Investment. Purchaser will acquire the
                         -----------------------
Shares for its own account for investment and not with a view toward any resale or distribution thereof; provided, however, that the disposition of Purchaser's
                         --------  -------
property shall at all times remain within the sole control of Purchaser.

                (S)4.4   No Action or Proceedings. No action or proceedings have
                         ------------------------
been instituted or, to Purchaser's knowledge, threatened before a court or other Governmental or Regulatory Authority to restrain or prohibit any of the transactions contemplated hereby.

                (S)4.5   Brokers' or Finders' Fees. No agent, broker, person or
                         -------------------------
firm acting on behalf of Purchaser is, or will be, entitled to any commission or brokers' or finders' fees from Seller or from any Affiliate of Seller, in connection with any of the transactions contemplated by this Agreement.

                (S)4.6   Financing. On the Closing Date, Purchaser shall have
                         ---------
sufficient cash available to satisfy its obligations to pay the Purchase Price pursuant to this Agreement.

                (S)4.7   Disclosure.  There is no fact known to Purchaser that
                         ----------
would have a Material Adverse Effect with respect to the Purchaser

                                   ARTICLE V

                        COVENANTS OF SELLER AND PURCHASER
                        ---------------------------------

                (S)5.1   Confidentiality.  (a)  Effective upon the Closing,
                         ---------------
Infocrossing, Inc.'s obligations under that certain Agreement regarding Mutual Disclosure of Information made on August 2, 2001, between American Software, Inc. and Infocrossing, Inc. (the "Confidentiality Agreement") shall terminate
                                  -------------------------
with respect to information relating to the Company. The terms of the Confidentiality Agreement shall otherwise be incorporated herein by reference.

                (b) Seller acknowledges that it is in possession of Confidential Information (as defined in the Confidentiality Agreement; provided, that, for the purposes hereof, "Confidential Information" shall be deemed to include any information, technical data or know-how regarding the Company or Purchaser, provided or available to Seller and/or its Affiliates pursuant to (i) the Services Agreement, or relating to any Supplier Agreement and the Subject Matter (as those terms are defined in the Services Agreement), (ii) the Avery Assignment Agreement; and (ii) the Service Fee Letter Agreement) concerning Purchaser and/or the Company and its business and operations. Seller agrees that it will, and will cause its Affiliates and its and their respective directors, officers, employees, agents and representatives, including financial advisors, consultants, accountants and counsel (collectively "representatives") to, treat
                                                    ---------------
confidentially and not disclose all or any portion of such Confidential Information; provided that the Company may use any such Confidential Information
             --------
for the purpose of operating its business in the ordinary course. Seller acknowledges and agrees that such Confidential Information is proprietary and confidential in nature and may be disclosed to its representatives only to the extent necessary for Seller to evaluate the transactions contemplated by this Agreement (it being understood that Seller shall be responsible for any breach of these confidentiality provisions by any such representative, other than breaches by the Company following the Closing). If Seller or any of its representatives are legally required to disclose (after Seller has used its commercially reasonable efforts to avoid such disclosure and after promptly advising and consulting with Purchaser about its intention to make, and the proposed contents of such, disclosure) any of such Confidential Information (whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process), Seller agrees that Seller shall, or shall cause such representative, to provide Purchaser with prompt written notice of such request so that Purchaser may seek an appropriate protective order or other appropriate remedy. If such protective order or remedy is not obtained, Seller or such representative, may disclose only that portion of such Confidential Information which such Person is legally required to disclose, and Seller shall exercise its commercially reasonable efforts to obtain assurance that confidential treatment will be accorded to such Confidential Information so disclosed. Seller further agrees that from and after the Closing Date, Seller and its representatives, upon the request of Purchaser or the Company, promptly will deliver to Purchaser or the Company or destroy all such Confidential Information without retaining any copy thereof. Notwithstanding the foregoing, any Seller Entity may make use of Confidential Information to the extent and for the purpose that such Confidential Information is used by such Seller Entity in the conduct of its business as conducted as at the Closing Date; provided,
                                                                 --------
however, that such purpose and use are each in compliance with Seller's
-------
obligations under Section 5.3, any other provision of this Agreement and the Services Agreement.

                (S)5.2  Public Announcements.  Neither Seller nor Purchaser
                        --------------------
shall, nor shall any of their respective Affiliates, without the approval of the other party, issue any press releases or otherwise make any public statements with respect to the transactions contemplated by this Agreement, except as may be required by applicable Law or regulation or by obligations pursuant to any listing agreement with any national securities exchange so long as such party has used commercially reasonable efforts to obtain the approval of the other party prior to issuing such press release or making such public disclosure.

                (S)5.3  Non-Competition; Non-Interference.  (a) In consideration
                        ---------------------------------
of the purchase of the Shares by Purchaser, Seller shall not, and shall cause its Affiliates to not:

                (i)     for the period from the Closing Date until the fifth
(5th) anniversary of the Closing Date, solicit for the benefit of or fulfillment by Seller or any Person other than the Company the business of the type and character engaged in or competitive with that conducted by the Company on the Closing Date, of any Person which is a customer or client of the Company, or was its customer or client, at any time within the two (2) years prior to the Closing Date (each, a "Company Customer"), or attempt to hurt, hinder, diminish
                       ----------------
or interfere with the relationship between the Company and any such Company Customer (including making any negative or disparaging statements or communications about the Company).

                (ii)    for the period from the Closing Date until the fourth
(4th) anniversary of the Closing Date, within the United States of America or any state, region or territory thereof, conduct, directly or indirectly, any business of the type and character engaged in or competitive with that conducted by the Company on the Closing Date, other than the business of such type that Logility, Inc., currently conducts with certain existing customers or clients of Logility, Inc., but including any services involving the management of software applications (other than Seller Software); provided, however, that:
                                           --------  -------

                (A) if the business of any Person (other than any Company Customer) involves Seller Software licensed to or otherwise used by such Person, and such Person requests any Seller Entity to provide to it Application Service Provider Services related to such Seller Software which would otherwise cause Seller to violate the provisions of this Section 5.3(a)(ii), a Seller Entity may provide such Application Service Provider Services to such Person if:

                        (1) Seller shall have given the Company the opportunity to provide the same services to such Person as follows: Seller shall, within three (3) Business Days or such shorter period as is consistent with the urgency of the request, have (w) given written notice to the Company of each request made to the Seller or any of its Affiliates to provide Application Service Provider Services to such Person, (x) given notice to such Person that such services are provided by the written Company, (y) recommended to such Person that it utilize the services of the Company and not the services of Seller or any of its Affiliates, and (z) used its commercially reasonable efforts to provide the Company with an opportunity to make a presentation to such Person for the provision of such services to it; and

                 (2) within thirty (30) days from the date of receipt by the Company of the written notice referred to in clause (A)(1)(w) above, such Person has notified Seller that, despite Seller's notification and recommendation referred to in clause (A)(1) above, it requires that a specific Seller Entity perform such Application Service Provider Services in preference to the Company, or the Company has notified Seller in writing that it does not wish to provide such services to such Person; or

                 (B) if the business of any Person (other than any Company Customer) involves Seller Software licensed to or otherwise used by such Person, and such Person requests any Seller Entity to provide to it Application Service Provider Services related to such Seller Software which would otherwise cause Seller to violate the provisions of this Section 5.3(a)(ii), a Seller Entity may provide such Application Service Provider Services to such Person if such Person pays less than $5,000 per month for such Application Service Provider Services; provided, however, that such Seller Entity shall first have used its
--------  -------
commercially reasonable efforts to cause the provision of such Application Service Provider Services to be subcontracted to the Company, unless the Company shall have notified such Seller Entity, within five (5) Business Days of receipt by the Company of written notice by such Seller Entity to subcontract such services to the Company (including the terms and conditions applicable thereto), that it does not wish to provide such services;

                 (C) if, at any time prior to the fourth (4/th/) anniversary of the Closing Date, the Company fails to provide the Services (as defined in that certain Equipment Rental and Services Agreement between Sprint Spectrum L.P. and the Company, dated June 21, 1999 (the "Company/Sprint Agreement"), excluding the
                                       ------------------------
deliveries of the software and hardware pursuant thereto), or such other services to be provided under a replacement agreement for the Company/Sprint Agreement, substantially in the form set forth in Exhibit L, and Sprint Spectrum
                                                  ---------
L.P. has not frustrated the Company's performance and is in material compliance with its obligations thereunder, then, if the Company shall not cure such failure within ten (10) Business Days following receipt by it of written notice thereof, Seller shall be entitled to provide such services to Sprint Spectrum L.P. or to enter into an agreement with a third party to provide such services to Sprint Spectrum L.P; or

                 (D) Seller shall be entitled to lease or sublease its data processing facilities located at 470 East Paces Ferry Road, Atlanta, Georgia or any part thereof to any Person (other than any Company Customer) and provide to any such lessee or sublessee access to such facility, in each case, on terms consistent with a customary landlord/tenant relationship, provided that no part
                                                          --------
of the rent or other consideration received by or on behalf of Seller or any of its Affiliates from such lessee or sublessee shall be tied to, or determined by reference to, the revenues or profits of any such lessee or sublessee; provided,
                                                                       --------
however, that if the business of any such lessee or sublessee is not of a type
-------
or character competitive with that conducted by the Company on the Closing

          Date, Seller shall be entitled to tie or determine such rent or other consideration received from such lessee or sublessee to, or by reference to, the revenues or profits of any such lessee or sublessee.

                 (b) Notwithstanding Section 5.3(a)(ii), Seller may, and may permit its Affiliates to, engage in activities which violate Section 5.3(a)(ii) of this Agreement if, it does so solely in connection with, or as a result of, the acquisition of all of the capital stock or other equity interests of a Person which is not an individual Person (the "Acquired Entity") and which is
                                               ---------------
primarily engaged in (i) a business other than the business engaged in by the Company on the Closing Date or (ii) a business competitive with the business engaged in by the Company on the Closing Date, if (A) the activities of the Acquired Entity are incidental to the primary business of the Acquired Entity and do not result in net revenues in excess of forty percent (40%) of the net revenues of the Acquired Entity, and (B) Seller and its Affiliates continue to comply with this Section 5.3 (except that Seller and its Affiliates shall not be required to comply with Section 5.3(a)(ii) with respect to any Person who is a customer of the Acquired Entity on the date on which the Acquired Entity is acquired).

                 (c) It is the desire and intent of the parties to this Agreement that the provisions of this Section 5.3 shall be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this Section 5.3 shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

                 (d) The parties recognize that the performance of the obligations under this Section 5.3 by Seller is special, unique and extraordinary in character, and that in the event of the breach by Seller of the terms and conditions of this Section 5.3 to be performed by Seller, Purchaser and the Company shall be entitled, if it so elects, to seek damages for any breach of this Section 5.3, and/or to enforce the specific performance thereof by Seller or to enjoin Seller from performing services for any Person.

                 (S)5.4  Non-Solicitation of Employees. (a) In consideration of
                         -----------------------------
the purchase of the Shares by Purchaser, Seller shall not, and shall cause its Affiliates to not, for the period from the Closing Date until the third (3/rd/) anniversary of the Closing Date, (i) solicit (A) the employment, or (B) the engagement as a consultant or contractor, for itself or any third Person, of, or
(ii) employ or engage as a consultant or contractor, any Key Employee. Nothing herein is intended to preclude (1) Seller's or its Affiliates' general solicitations in public media regarding opportunities in general executive, programming or product development capacities or (2) Seller's or its Affiliates' solicitation of or hiring any Key Employee (as an employee, consultant or otherwise) whose employment by the Company (or any of its Affiliates) shall have been terminated at the instigation of the Company (or such Affiliate, as the case may be), if the activities associated with such solicitation or hiring are commenced after the date which is one hundred and eighty (180) days after the last date of employment of such Key Employee by the Company (or its Affiliate, as the case may be).

                 (b) It is the desire and intent of the parties to this Agreement that the provisions of this Section 5.4 shall be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this Section 5.4 shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

                 (c) The parties recognize that the performance of the obligations under this Section 5.4 by Seller is special, unique and extraordinary in character, and that in the event of the breach by Seller of the terms and conditions of this Section 5.4 to be performed by Seller, Purchaser and the Company shall be entitled, if it so elects, to obtain damages for any breach of this Section 5.4, or to enforce the specific performance thereof by Seller.

                 (S)5.5  Employee Matters. Immediately upon Closing, Purchaser
                         ----------------
shall offer all employees of the Company who were employees immediately prior to the Closing eligibility to participate in a medical benefit plan, program, arrangement or commitment (whether or not insured) (a "Medical Plan"); provided,
                                                       ------------    --------
however, that any such employee receiving long-term disability benefits under
-------
any of Seller's welfare benefit plans shall continue to receive such benefits under Seller's welfare benefit plan, and Purchaser shall not be required to provide such benefits to such employees on or following the Closing. The terms and conditions of the Medical Plan shall permit all such employees to participate immediately in the Medical Plan and to be eligible immediately to receive benefits under the Medical Plan, so that if any such employee terminated his or her employment following the Closing, any post-employment obligations with respect to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") related to medical benefits shall not be obligations of Seller with
  -----
respect to any such employees solely as a result of their termination following the Closing. Seller shall be responsible for any severance, termination, retention pay, benefits or similar payments to any employees of the Company whose employment is terminated or who elects to retire, resign or otherwise terminate their employment, in each case only to the extent that all action resulting in any such termination, retirement or resignation occurs before the Closing. Seller agrees to indemnify and hold Purchaser and its Affiliates harmless on an after-tax basis from and against all Losses suffered, incurred or paid, directly or indirectly, as a result of, in connection with or arising out of any such termination, retirement or resignation. Effective as of the Closing, Seller agrees that Company and/or Purchaser will have no liability under, or with respect to, any employee benefit plans sponsored or maintained by Seller or any of its Affiliates.

                 (S)5.6 Avery Claim. Prior to the Closing Date, the Company shall assign to the Seller all of the benefits, rights and interests of the Company (including any rights of the Company arising out of any judgment award or settlement in favor of the Company) in and to the litigation proceedings entitled AmQUEST, Inc. v. Avery Dennison Corporation, Case No. 1:00-CV-2618,
         -------------------------------------------
filed December 15, 2000 and pending before the United States District Court for the Northern District of Georgia and any appeals arising therefrom (the "Avery
                                                                         -----
Claim") to Seller, on the terms and subject to the conditions set forth in the
-----
Avery Assignment Agreement; provided, however, that the fees, costs, expenses
                            --------  -------
and any liabilities and obligations associated therewith shall be borne by Seller and Seller shall, at all times, have complied with its indemnification obligations under Section 8.2(a)(iii). Seller shall assume the conduct and control of the prosecution and settlement of the Avery Claim, through counsel selected by Seller. Purchaser shall cooperate, upon the written request of Seller and at the cost of Seller, with Seller in all reasonable respects in connection with the prosecution and settlement of the Avery Claim. Seller shall not, except with the prior written consent of Purchaser, agree to any settlement of the Avery Claim or consent to entry into of any judgment with respect thereto that results in any restriction on the Company and does not include as an unconditional term thereof the giving by Avery Dennison Corporation to the Company of an unconditional release from all liability and obligations of the Company with respect thereto.

                 (S)5.7  Outsourcing Charges. From and after the Closing, Seller
                         -------------------
agrees not to charge, and to cause American Software USA, Inc. not to charge, licensees of ASI Software a transfer, access or additional license fee as a result of Purchaser's purchase of the Company or as a result of the Company's relocation of any processing units to another facility of Company, Purchaser or its Affiliates; provided, however, that the prohibition contained in this
                --------  -------
Section 5.7 shall not apply to any such licensee that terminates its existing customer contract with the Company and enters into a new customer contract with a third party. For the purposes of this Section 5.7, "ASI Software" shall mean
                                                      ------------
software licensed by Seller or American Software USA, Inc. to third parties.

                 (S)5.8  AS 400 Process Units. Purchaser agrees that, for a
                         --------------------
period of two (2) years following the Closing, it will, and will cause the Company to, refrain from moving any of the AS 400 processing units located at 470 East Paces Ferry Road, N.E., Atlanta, Georgia on the date hereof; provided,
                                                                      --------
however, that Purchaser and the Company shall be entitled to move any such
-------
processing units (a) in compliance with any obligations or contracts in existence on the date hereof or otherwise at the direction of any customer that owns or leases any such processing unit; (b) on termination of the customer contract relating to any such processing unit or the termination of any applicable lease; or (c) as may otherwise be required by any applicable Laws.

                                   ARTICLE VI

                              DELIVERIES AT CLOSING
                              ---------------------

                 (S)6.1  Seller's Obligations.  At the Closing, Seller shall
                         --------------------
deliver to Purchaser:

                 (a) the certificates representing the Shares duly endorsed in blank, or accompanied by either stock powers duly executed in blank by Seller or such other instruments of transfer as are reasonably acceptable to Purchaser in each case, with all necessary transfer tax and other revenue stamps, acquired at Seller's expense, affixed and canceled;

                 (b) (i) copies of the Company's Articles of Incorporation as in effect on the Closing Date, including all amendments thereto, in each case certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation, (ii) a certificate from the Secretary of State or other appropriate official of the jurisdiction of incorporation of the Company to the effect that the Company is in good standing or subsisting in such jurisdiction and listing all charter documents of the Company on file, (iii) a certificate from the Secretary of State or other appropriate official of each state in which the Company is qualified to do business to the effect that the Company is in good standing in such state, and (iv) a copy of the By-Laws of the Company, certified by the Secretary of the Company as being true and correct as of the Closing Date;

                 (c) resignation letters, effective on the Closing Date, executed by (i) each of James C. Edenfield, J. Michael Edenfield and Roger A. Barrios, pursuant to which each of them has resigned from all of his positions as a member of the Board of Directors and as an officer of the Company; and (ii) each of Vincent C. Klinges, James G. Jaworski, Jerry Purvis and James R. McGuone, pursuant to which each of them has resigned from all of his positions as an officer of the Company;

                 (d) (i) the Lease Agreement between Seller and the Company (the "Lease Agreement"), in the form attached hereto as Exhibit A, (ii) the
      ---------------                                   ---------
Services Agreement between Seller, Purchaser, the Company and American Software USA, Inc. (the "Services Agreement"), in the form attached hereto as Exhibit B,
                ------------------                                   ---------
(iii) the Assignment Agreement between Seller and the Company relating to the Avery Claim (the "Avery Assignment Agreement"), in the form attached hereto as
                  --------------------------
Exhibit C, (iv) the letter agreement between Seller and the Company regarding
---------
Norfolk Southern Corporation, in the form attached hereto as Exhibit D, (v) one
                                                             ---------
or more assignment agreements, in the form attached hereto as Exhibit E, between
                                                              ---------
Seller and the Company relating to Seller's rights and obligations under the Contracts set forth on Schedule 6.1(g), in each case duly executed by Seller and
                       ---------------
the Company; (vi) the letter agreement between Seller and the Company (the "Service Fee Letter Agreement") with respect to certain service fee cost
 ----------------------------
allocations, in the form attached hereto as Exhibit F; and (vii) the Guaranty of
                                            ---------
Lease from Purchaser to ASI Properties, Inc. (the "Lease Guaranty") with respect
                                                   --------------
to the Lease Agreement, in the form attached hereto as Exhibit G, and (vii) the
                                                       ---------
First Amendment to Customer Agreement Number 2070 and Statements of Work Numbers One, Two, Three, Four, Five, Eight and Nine thereunder between Seller and the Company, in the form attached hereto as Exhibit H, in each such case duly
                                        ---------
executed by or on behalf of Seller, the Company and/or American Software USA, Inc., as applicable; and

                 (e) a favorable opinion, dated the Closing Date, of Holland & Knight LLP, in the form and substance set forth in Exhibit I.
                                                     ---------

                 (S)6.2  Purchaser's Obligations.   At the Closing, Purchaser
                         -----------------------
shall deliver to Seller:

                 (a) a favorable opinion, dated the Closing Date, of White & Case LLP, in the form and substance set forth in Exhibit J; and
                                                 ---------

                 (b) (i) the Services Agreement; and (ii) the Lease Guaranty, in each such case duly executed by or on behalf of Purchaser; and

                 (c) the Purchase Price (subject to adjustment pursuant to Section 2.3 of this Agreement).

                 (S)6.3  Further Assurances.  Each party shall use commercially
                         ------------------
reasonable efforts to assist the other party in realizing the benefits of this Agreement and the transactions contemplated hereby, including by delivering any further certificates and documents as may be requested by the other party and by taking all actions necessary to acquire such governmental and third party consents, waivers, approvals, assignments or novations as the other party may consider necessary or useful in realizing the benefits of the transactions contemplated by this Agreement.

                                   ARTICLE VII

                                   TAX MATTERS
                                   -----------

                (S)7.1     Tax Returns. (a) Seller shall have the exclusive
                           -----------
authority and obligation to prepare, execute on behalf of the Company and timely file, or cause to be prepared and timely filed, all Returns of the Company that are due with respect to any taxable year or other taxable period ending prior to or ending on and including the Closing Date. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of the Company shall be reported or disclosed in such Returns; provided that such Returns shall be prepared by treating items on such Returns
--------
in a manner consistent with the past practices of the Company with respect to such items and such Returns shall not be filed without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed.

                (b) Except as provided in Section 7.1(a), Purchaser shall have the exclusive authority and obligation to prepare and timely file, or cause to be prepared and timely filed, all Returns of the Company; provided that with
                                                             --------
respect to Returns to be filed by Purchaser pursuant to this Section 7.1 for taxable periods beginning before the Closing Date and ending after the Closing Date (the "Overlap Period"), items set forth on such Returns shall be treated in
           --------------
a manner consistent with the past practices with respect to such items unless otherwise required by Law. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of the Company shall be reported or disclosed on such Returns.

                (S)7.2     Payment of Taxes. (a) Except for additional income
                           ----------------
taxes accruing by reason of the Section 338(h)(10) election described in Section
7.7 hereof, Seller shall be responsible and liable for the timely payment of any and all Taxes imposed on or with respect to the properties, income and operations of the Company for all Pre-Closing Periods, including the portion of the Overlap Period up to and including the Closing Date. In addition, Seller shall pay to Purchaser the amount of any Taxes allocated to Seller pursuant to
Section 7.2(b) below (to the extent that Seller is liable therefor and to the extent not already paid by Seller on or before the Closing Date) on or prior to the due date of such Taxes.

                (b) All Taxes and Tax liabilities with respect to the income, property or operations of the Company that relate to the Overlap Period shall be apportioned between Seller and Purchaser as follows: (i) in the case of Taxes other than income, sales and use and withholding Taxes, on a per diem basis, and (ii) in the case of income, sales and use and withholding Taxes, as determined from the books and records of the Company as though the taxable year of the Company terminated at the close of business on the Closing Date. Seller shall be liable for Taxes of the Company which are attributable to the portion of the Overlap Period ending on and including the Closing Date and Purchaser shall be liable for Taxes of the Company which are attributable to the portion of the Overlap Period beginning on the day following the Closing Date.

                (S)7.3     Controversies. (a) Purchaser shall promptly notify
                           -------------
Seller upon receipt by Purchaser or any Affiliate of Purchaser (including the Company after the Closing Date) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a taxable period ending prior to or ending on and including the Closing Date for which Seller may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a "Tax Matter"). Seller, at its sole
                                       ----------
expense, shall have the authority to represent the interests of the Company with respect to any Tax Matter before the IRS, any other taxing authority, any other Governmental or Regulatory Authority or any court and shall have the sole right to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries, filing Returns and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, a Tax Matter; provided that neither Seller nor any of its Affiliates shall enter into any
--------
settlement of or otherwise compromise any Tax Matter that adversely affects or may adversely affect the Tax liability of Purchaser, the Company or any Affiliate of the foregoing for any period ending after the Closing Date, including the portion of the Overlap Period that is after the Closing Date, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed. Seller shall keep Purchaser fully and timely informed with respect to the commencement, status and nature of any Tax Matter. Seller shall, in good faith, allow Purchaser to make comments to Seller regarding the conduct of or positions taken in any such proceeding.

                (b) Except as otherwise provided in this Section 7.3, purchaser shall have the sole right to control any audit or examination by any taxing authority, initiate any claim for refund or amend any Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the income, assets or operations of the Company for all taxable periods.

                (S)7.4     Transfer Taxes. All transfer, sales and use,
                           --------------
registration, stamp and similar Taxes imposed in connection with the sale of the Shares or any other transaction that occurs pursuant to this Agreement shall be borne solely by Seller.

                (S)7.5     Indemnification. Notwithstanding any provision to the
                           ---------------
contrary contained in this Agreement, Seller agrees to indemnify, defend and hold Purchaser and its Affiliates (including the Company) and their respective stockholders, officers, directors, employees agents, successors and assigns, harmless on an after-tax basis from and against: (i) all Taxes and Losses resulting from, arising out of, or incurred with respect to, any claims that may be asserted by any party based on, attributable to, or resulting from the failure of any representation or warranty made pursuant to Section 3.15 to be true and correct in all respects as of the Closing Date; (ii) all Taxes imposed on or asserted against the properties, income or operations of the Company for all Pre-Closing Periods; (iii) all Taxes imposed on Seller or any corporation in which Seller or its Affiliates have a direct or indirect equity interest, for any taxable year or period; and (iv) all Taxes imposed on the Company, or for which the Company may be liable, as a result of any transaction contemplated by this Agreement excluding any Taxes imposed on Purchaser or the

Company as a result of a joint election under Section 338(h)(10) of the Code to treat the sale of stock pursuant to this Agreement as an asset sale for Federal income tax purposes, and any analogous provisions of state and local Law, except, in each instance, to the extent such Taxes have been paid prior to the Closing Date.

                (S)7.6     Post-Closing Access and Cooperation. From and after
                           -----------------------------------
the Closing Date, Purchaser agrees, and agrees to cause the Company, to permit Seller to have reasonable access, during normal business hours, to the Company's books and records, to the extent that such books and records relate to a Pre-Closing Period, and personnel, for the purpose of enabling Seller to: (i) prepare the Returns specified in Section 7.1(a); (ii) investigate or contest any Tax Matter which Seller has the authority to conduct under Section 7.3; and
(iii) evaluate any claim for indemnification under Section 7.5.

                (S)7.7     Section 338 Election. (a) Purchaser may elect, in its
                           --------------------
sole and absolute discretion, at the Closing or thereafter, to make an election under Section 338(h)(10) of the Code (with respect to the Company). In such event, Seller and Purchaser shall jointly complete and make such election on a timely basis on Form 8023 or in such other manner as may be required by rule or regulation of the IRS, and shall jointly make an election in the manner required under any analogous provisions of state or local Law as Purchaser shall designate or as shall be required, concerning the transactions contemplated by this Agreement. In such event, Purchaser shall, with the assistance and cooperation of Seller, prepare all such Section 338(h)(10) forms required as attachments to Form 8023 (and all forms under analogous provisions of state or local Law) in accordance with applicable Tax laws, and Purchaser shall deliver such forms and related documents to Seller at least sixty (60) days prior to the due date of filing. Seller shall deliver to Purchaser, at least forty-five (45) days prior to the due date of filing, such duly executed completed forms as are required to be filed under Section 338(h)(10) of the Code (and analogous provisions of state or local Law).

                (b) In the event that Purchaser elects to make an election under Section 338(h)(10) of the Code (with respect to the Company) pursuant to Section 7.7(a), Purchaser agrees that it shall, within ten (10) Business Days of making such election, pay to Seller the amount of $530,000. The parties hereto agree that any payment made pursuant to this Section 7.7(b) shall, to the extent permitted by applicable law, be treated as an adjustment to the Purchase Price.

                (S)7.8     Allocation. The purchase price and all other items
                           ----------
that comprise the aggregate deemed sale price ("ADSP") (as defined under
                                                ----
Treasury Regulations Section 1.338-4) shall be allocated to the assets of the Company for all purposes in accordance with the allocation (the "Allocation")
                                                                 ----------
contained in a schedule to be prepared by Purchaser. Seller hereby agrees in advance to the Allocation by Purchaser in such schedule. The valuations and Allocations determined pursuant to this Section 7.8 shall be used for purposes of all relevant Tax Returns, reports and filings.

                                  ARTICLE VIII

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION
                  --------------------------------------------

                (S)8.1     Survival of Representations. (a) Except as set forth
                           ---------------------------
in paragraph (b) below, the respective representations and warranties of Seller and Purchaser contained in this Agreement or in any Schedule, Exhibit or certificate delivered pursuant to this Agreement shall survive the purchase and sale of the Shares pursuant to this Agreement for a period of twenty-four (24) months after the Closing Date.

                (b) The representations and warranties contained in Sections 3.1 (Ownership of Shares; Existence and Good Standing of Seller) and
3.5 (Capital Stock) shall survive indefinitely. The representations and warranties contained in Sections 3.2 (Authority and Enforceability), 3.15 (Taxes), 3.21 (Employee Benefit Plans), 3.22 (Environmental Laws and Regulations), 3.30 (Brokers' or Finders' Fees) and 4.1 (Existence and Good Standing of Purchaser; Power and Authority) shall survive until sixty (60) days after the expiration of the applicable statute of limitations period (after giving effect to any waivers and extensions thereof).

                (S)8.2     Indemnification. (a) Seller agrees to indemnify and
                           ---------------
hold Purchaser and its Affiliates (including the Company) and their respective stockholders, officers, directors, employees, agents, successors and assigns (each a "Purchaser Indemnitee"), harmless on an after-tax basis from and against
         --------------------
any damages, losses, liabilities, penalties, obligations, claims of any kind, interest or expenses (including reasonable attorneys' fees and expenses, but excluding any special, incidental, indirect, or consequential damages) (collectively, "Losses"), suffered, incurred or paid, directly or indirectly,
                ------
through application of the Company's or Purchaser's assets or otherwise, as a result of, in connection with or arising out of (i) the failure of any representation or warranty made by Seller in this Agreement (whether or not contained in Article III) or in any Schedule, Exhibit or certificate delivered pursuant to this Agreement (other than pursuant to Section 3.15 (Taxes)) to be true and correct in all respects as of the Closing Date (without giving effect to any "materiality", "material adverse effect" or similar qualification), (ii) any breach by Seller of any of its covenants or agreements contained herein,
(iii) the Avery Claim and the matters referred to in Section 5.6, and (iv) the operation, termination, disposal, transfer or spin-off of the Temporary Staffing Business.

                (b) Purchaser agrees to indemnify and hold Seller and its Affiliates and their respective shareholders, officers, directors, employees, agents, successors and assigns (other than the Company and its Subsidiaries) (each a "Seller Indemnitee") harmless from and against Losses suffered, incurred
         -----------------
or paid, directly or indirectly, as a result of, in connection with or arising out of (i) the failure of any representation or warranty made by Purchaser in this Agreement (whether or not contained in Article IV) or in any Schedule, Exhibit or certificate delivered pursuant to this Agreement to be true and correct in all respects as of the Closing Date, (ii) any breach by Purchaser of any of its covenants or agreements contained herein, and (iii) any failure of the Company from and after the Closing Date, to perform any of the agreements, the performance of which is guaranteed by a Seller Entity, which agreements and guarantees are listed on Schedule 8.2(b). In addition, Purchaser agrees to
                         ---------------
indemnify and hold Seller and American Software USA, Inc. harmless from and against all out-of-pocket amounts Seller or

American Software USA, Inc. is obliged to pay to Sprint Spectrum L.P. and all amounts that Sprint Spectrum L.P. is entitled to set off against amounts that it would otherwise be obligated to pay Seller or American Software USA, Inc. under the terms of (A) that certain Software License and Support Agreement between American Software USA, Inc., and Sprint Spectrum L.P., dated June 22, 1999, and
(B) that certain Custom Software Modification and Support Services Agreement between Sprint Spectrum L.P. and American Software USA, Inc., dated June 22, 1999, in each case as amended through the Closing Date, or the corresponding provisions of any replacement agreements substantially in the form set forth in Exhibit M which are executed after the Closing Date (such agreements and any
---------
replacements thereof, the "Seller/Sprint Agreements"), in each case to the
                           ------------------------
extent directly attributable to the failure of the Company, from and after the Closing Date, to provide any of the Services (as defined in the Company/Sprint Agreement) which the Company is required to perform under the terms of the Company/Sprint Agreement, in effect from time to time.

                (c) The obligations to indemnify and hold harmless pursuant to Sections 8.2(a)(i) and 8.2(b)(i) shall survive the consummation of the transactions contemplated by this Agreement for the time periods set forth in Section 8.1, except for claims for indemnification asserted prior to the end of such periods, which claims shall survive until final resolution thereof.

                (d)        Except as otherwise expressly provided in Sections
5.5 (Employee Matters), 5.6 (Avery Claim), 7.3 (Tax Matters - Controversies) and
7.5 (Tax Matters - Indemnification) of this Agreement, and excluding fraud and willful misconduct, the rights of Purchaser Indemnitees, on the one hand, and the Seller Indemnitees, on the other hand, under this Article VIII comprise the sole rights and remedies of Purchaser Indemnitees and the Seller Indemnitees, respectively, at Law or in equity or otherwise for any misrepresentation, breach of warranty, or the failure to fulfill any agreement or covenant hereunder on the part of Seller or Purchaser, respectively, including the right of rescission or restitution but excluding the right to seek specific performance or equitable enforcement of any agreement or covenant of Seller or Purchaser, respectively, hereunder.

                (e) Neither Seller nor Purchaser shall have any liability with respect to the matters described in Sections 8.2(a)(i) and 8.2(b)(i), respectively, until the total of all Losses with respect thereto exceeds two hundred thousand dollars ($200,000.00), and then only for the amount by which such Losses exceed two hundred thousand dollars ($200,000.00). In no event shall the aggregate liability of Seller or Purchaser under this Article VIII exceed the Purchase Price, provided that the limitations on indemnification contained
                    --------
in this Section 8.2(e) and the limitations on the time when Purchaser is entitled to seek indemnification pursuant to this Article VIII shall not apply to Losses suffered, incurred or paid as a result of, in connection with or arising out of the failure of any of the representations and warranties made by Seller in (i) Section 3.8(b), (ii) Section 3.31; and (iii) Section 3.32; provided, further, that for purposes of calculating the threshold set forth in
--------  -------
the first section of this Section 8.2(e), any individual Loss (or series of related Losses arising out of the same or substantially related facts and circumstances) shall be disregarded unless the aggregate amount of such Loss (or series of related Losses) exceeds one thousand dollars ($1,000.00).

                (f) If Seller pays an amount to Purchaser pursuant to a claim for indemnification and Purchaser determines in its reasonable discretion that it or any of its

Affiliates has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or prior to the taxable year in which the indemnification amount is paid (a "Tax Benefit"),
                                                             -----------
Purchaser shall pay to Seller an amount that Purchaser shall reasonably determine is equal to Seller's proportionate share of the actual net benefit (calculated on the basis of the actual reduction in cash payments for Taxes), after tax, which was obtained by Purchaser or any of its Affiliates in or prior to such year as a consequence of such Tax Benefit; provided, however, that (i)
                                                   --------  -------
Purchaser shall not be obligated to file amended Tax Returns for such purpose;
(ii) any Taxes that are imposed on Purchaser or any of its Affiliates as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of Purchaser or such Affiliate that otherwise would not have expired) of any Tax Benefit with respect to which Purchaser has made a payment to Seller pursuant to this Section 8.2(f) shall be treated as a Tax for which Seller is obligated to indemnify Purchaser pursuant to Section 8.2 hereof without any exclusions or defenses or limitations on the time when Purchaser shall be entitled to seek repayment of such Tax; and (iii) nothing in this Section 8.2(f) shall require Purchaser to disclose any confidential information to Seller (including, without limitation, its Tax Returns).

                (g) Subject to Section 8.4, upon payment in full by Seller of any claim for indemnification, or the payment by Seller of any judgment or settlement with respect to a claim by a third party, Seller shall be subrogated to the extent of such payment to the rights of Purchaser Indemnitee (at no cost or expense to any Purchaser Indemnitee) against any person or entity (other than any Purchaser Indemnitee, including, without limitation, the Company) with respect to the subject matter of such claim for indemnification or claim by such third party, provided, however, that: (i) Purchaser shall have the right to
             --------  -------
assume the conduct and control, through counsel reasonably acceptable to the Seller, of the prosecution of any action, lawsuit, proceeding or other claim made or brought against such person or entity if Purchaser or the Company has any remaining unsatisfied claim for Losses against such entity or party connected with, or arising from, the subject matter of such claim for indemnification or claim by such third party; (ii) any amount recovered as a result of any such action, lawsuit, proceeding or other claim shall be paid to Purchaser and set-off against the amount of Purchaser's unsatisfied claim for Losses and any balance remaining (up to the amount of the payment made by the Seller for such claim for indemnification or judgment or settlement with respect to such claim by a third party) shall be paid to Seller; and (iii) no action shall be taken by Seller pursuant to this Section 8.2(g) unless and until any such remaining unsatisfied claim of Purchaser or the Company for Losses has been satisfied in full.

                (S)8.3   Indemnification Procedure. (a) Within a reasonable
                         -------------------------
period of time after the incurrence of any Losses by any Person entitled to indemnification pursuant to Section 8.2 hereof (an "Indemnified Party"),
                                                    -----------------
including, any claim by a third party described in Section 8.4, which might give rise to indemnification hereunder, the Indemnified Party shall deliver to the party from which indemnification is sought (the "Indemnifying Party") a
                                                 ------------------
certificate in the form of Exhibit K (the "Certificate"), which Certificate
                           ---------       -----------
shall:

                (i) state that the Indemnified Party has paid or properly accrued Losses or anticipates that it will incur liability for Losses for which such Indemnified Party is entitled to indemnification pursuant to this Agreement; and

                (ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related and the computation of the amount to which such Indemnified Party claims to be entitled hereunder.

                (b) In the event that the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Certificate, the Indemnifying Party shall, within ten (10) days after receipt by the Indemnifying Party of such Certificate, deliver to the Indemnified Party a notice to such effect and the Indemnifying Party and the Indemnified Party shall, within the thirty (30) day period beginning on the date of receipt by the Indemnified Party of such objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts, then the Indemnified Party and the Indemnifying Party shall submit such dispute to a court of competent jurisdiction. The party which receives a final judgment in such dispute shall be indemnified and held harmless for all reasonable attorney and consultant's fees or expenses by the other party.

                (c) Claims for Losses specified in any Certificate to which an Indemnifying Party shall not object in writing within ten (10) days of receipt of such Certificate, claims for Losses covered by a memorandum of agreement of the nature described in Section 8.3(b), claims for Losses the validity and amount of which have been the subject of judicial determination as described in Section 8.3(b) and claims for Losses the validity and amount of which shall have been the subject of a final judicial determination, or shall have been settled with the consent of the Indemnifying Party, as described in
Section 8.4, are hereinafter referred to, collectively, as "Agreed Claims".
                                                            -------------
Within ten (10) days of the determination of the amount of any Agreed Claims, the Indemnifying Party shall pay to the Indemnified Party an amount equal to the Agreed Claim by wire transfer in immediately available funds to the bank account designated by the Indemnified Party in a notice to the Indemnifying Party not less than two (2) Business Days prior to such payment.

                (S)8.4   Third Party Claims. If a claim by a third party is made
                         ------------------
against any Indemnified Party (other than the Avery Claim, which shall be governed by the provisions of Section 5.6), and if such party intends to seek indemnity with respect thereto under this Article VIII, such Indemnified Party shall promptly notify the Indemnifying Party of such claims; provided that the
                                                             --------
failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. The Indemnifying Party shall have thirty (30) days after receipt of such notice to assume the conduct and control, through counsel reasonably acceptable to the Indemnified Party at the expense of the Indemnifying Party, of the settlement or defense thereof and the Indemnified Party shall cooperate with it in connection therewith; provided that it is
                                                       --------
reasonably anticipated by the Indemnified Party that the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified

Party, provided that the fees and expenses of such counsel shall be borne by
       --------
such Indemnified Party; provided, further, that the Indemnifying Party shall not
                        --------  -------
be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party if (i) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the Indemnified Party has been advised in writing by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party; or (iii) upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend such claim. Any Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (i) the Indemnifying Party shall have failed, within a reasonable time after having been notified by the Indemnified Party of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (ii) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party, which authorization shall not be unreasonably withheld, or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by such counsel that there may be one or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party. So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right
                          --------
to indemnity therefor by the Indemnifying Party for such claim unless the Indemnifying Party shall have consented to such payment or settlement. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that is not entirely indemnifiable by the Indemnifying Party pursuant to this Article VIII and does not include as an unconditional term thereof the giving by the Person or Persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment. The Indemnifying Party and the Indemnified Party shall cooperate with each other in all reasonable respects in connection with the defense of any claim, including making available records relating to such claim and furnishing, without expense to the Indemnifying Party and/or its counsel, such employees of the Indemnified Party as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witnesses in any proceeding relating to such claim.

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

                (S)9.1   Expenses. The parties hereto shall pay all of their own
                         --------
expenses relating to the transactions contemplated by this Agreement, including the fees and expenses of their respective counsel and financial advisers. Seller shall be responsible for all expenses of the Company relating to the transactions contemplated by this Agreement.

                (S)9.2   Governing Law. The interpretation and construction of
                         -------------
this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State.

                (S)9.3   Jurisdiction. (a) Any judicial proceeding brought
                         ------------
against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York, or in the United States District Court for the Southern District of New York and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the non-exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consents to jurisdiction shall not be deemed to confer rights on any Person other than the respective parties to this Agreement. The prevailing party or parties in any such litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties. Each of the parties to this Agreement agrees that service of any process, summons, notice or document by any method approved pursuant to Section 9.4 below, to such party's address set forth below shall be effective service of process for any action, suit or proceeding with respect to any matters for which it has submitted to jurisdiction pursuant to this Section 9.3.

                (S)9.4   Notices. Any notice or other communication required or
                         -------
permitted under this Agreement shall be deemed to have been duly given (a) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by telephone, (b) when delivered, if delivered personally to the intended recipient and (c) two Business Days following deposit with a nationally recognized overnight courier service, in each case addressed as follows:

                if to Seller, to

                American Software, Inc.
                470 East Paces Ferry Road, N.E.
                Atlanta, GA 30305
                Telephone:  (404) 261-4381
                Facsimile:  (404) 264-5394
                Attn:  Chief Financial Officer

                with a copy to

                Holland & Knight LLP
                1201 West Peachtree Street, N.E.
                One Atlantic Center, Suite 2000
                Atlanta, GA  30309
                Telephone:  404-817-8500
                Facsimile:  404-881-0470
                Attn:  James R. McGuone, Esq.

                and if to Purchaser, to

                Infocrossing, Inc.

                Two Christie Heights Street
                Leonia, NJ  07605
                Telephone:  201-840-4700
                Facsimile: 201-840-7100
                Attn:  Chief Executive Officer

                with a copy to

                White & Case LLP
                1155 Avenue of the Americas
                New York, NY  10036
                Telephone:  (212) 819-8200
                Facsimile:  (212) 354-8113
                Attn:  S. Ward Atterbury, Esq.,

                         or such other address or number as shall be furnished in writing by any such party.

                (S)9.5   Assignment; Parties in Interest. This Agreement may not
                         -------------------------------
be transferred, assigned, pledged or hypothecated by any party hereto without the express written consent of the other party hereto, other than by operation of Law; provided that Purchaser may assign its rights, interests and obligations
        --------
hereunder (a) to any direct or indirect wholly owned Subsidiary of Purchaser and
(b) in connection with the transfer by Purchaser of all or substantially all of the capital stock and/or assets of the Company and/or its Subsidiaries; provided, further, that if Purchaser makes any assignment referred to in (a)
--------
above, Purchaser shall remain liable under this Agreement as if such assignment had not occurred. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. Any purported assignment in violation of the above shall be void and of no effect to transfer any right hereunder.

                (s)9.6   Counterparts.  This Agreement may be executed in two or
                         ------------
more counterparts, all of which taken together shall constitute one instrument.

                (S)9.7   Entire Agreement. This Agreement, including the other
                         ----------------
documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                (S)9.8   Amendments. This Agreement may not be changed, and any
                         ----------
of the terms, covenants, representations, warranties and conditions cannot be waived, except pursuant to an instrument in writing signed by Purchaser and Seller or, in the case of a waiver, by the party waiving compliance.

                (S)9.9   Severability. If any term, provision, agreement,
                         ------------
covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

         (S)9.10 Third Party Beneficiaries. Each party hereto intends that this
                 -------------------------
Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

         (S)9.11 No Strict Construction. The parties hereto have participated
                 ----------------------
jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

         (S)9.12 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT
                 --------------------
HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION AS BETWEEN ANY OF THE PARTIES DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE PARTIES TO THIS AGREEMENT (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY OR PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

         IN WITNESS WHEREOF, each of Seller and Purchaser has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized all as of the day and year first above written.

                                      AMERICAN SOFTWARE, INC.

                                      By:_______________________________________
                                         Name:
                                         Title:

                                         INFOCROSSING, INC.

                                         By:_________________________________
                                            Name:
                                            Title:

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I    DEFINITIONS ....................................................  1

   (S)1.1    Definitions ....................................................  1
   (S)1.2    Construction ...................................................  6
   (S)1.3    Schedules and Exhibits .........................................  7
   (S)1.4    Knowledge ......................................................  7

ARTICLE II   SALE OF SHARES .................................................  7

   (S)2.1    Sale of Shares .................................................  7
   (S)2.2    Determination and Payment of Closing Payment ...................  7
   (S)2.3    Determination of Purchase Price ................................  8
   (S)2.4    Closing ........................................................  9
   (S)2.5    Transaction Costs of the Company ............................... 10

ARTICLE III  REPRESENTATIONS OF SELLER ...................................... 10

   (S)3      Representations of Seller ...................................... 10
   (S)3.1    Ownership of Shares; Existence and Good Standing of Seller ..... 10
   (S)3.2    Authority and Enforceability ................................... 10
   (S)3.3    Consents and Approvals; No Violations .......................... 10
   (S)3.4    Existence and Good Standing of the Company ..................... 11
   (S)3.5    Capital Stock .................................................. 11
   (S)3.6    Subsidiaries and Investments. .................................. 12
   (S)3.7    Financial Statements; Accounts Receivable; Working Capital ..... 12
   (S)3.8    Liabilities; Indebtedness ...................................... 13
   (S)3.9    Books and Records .............................................. 13
   (S)3.10   Title to Personal Properties ................................... 13
   (S)3.11   Owned Real Property ............................................ 14
   (S)3.12   Leased Real Property ........................................... 14
   (S)3.13   Material Contracts ............................................. 14
   (S)3.14   Litigation ..................................................... 16
   (S)3.15   Taxes. ......................................................... 16
   (S)3.16   Insurance ...................................................... 18
   (S)3.17   Intellectual Properties ........................................ 18
   (S)3.18   Compliance with Laws ........................................... 21
   (S)3.19   Suppliers and Customers ........................................ 21
   (S)3.20   Employment Relations ........................................... 21
   (S)3.21   Employee Benefit Plans. ........................................ 23
   (S)3.22   Environmental Laws and Regulations ............................. 26
   (S)3.23   Interests in Clients, Suppliers, Etc.; Affiliate Transactions .. 27
   (S)3.24   Bank Accounts and Powers of Attorney ........................... 27
   (S)3.25   Permits ........................................................ 27
   (S)3.26   No Changes Since Balance Sheet Date ............................ 27

   (S)3.27   Disclosure ..................................................... 30
   (S)3.28   Government Contracts ........................................... 30
   (S)3.29   Warranty Claims ................................................ 30
   (S)3.30   Brokers' or Finders' Fees ...................................... 30
   (S)3.31   Inter-company Balances ......................................... 31
   (S)3.32   Conduct of Business of the Company ............................. 31

ARTICLE IV   REPRESENTATIONS OF PURCHASER ................................... 32

   (S)4      Representations of Purchaser ................................... 32
   (S)4.1    Existence and Good Standing of Purchaser; Power and Authority .. 32
   (S)4.2    Consents and Approvals; No Violations .......................... 33
   (S)4.3    Purchase for Investment ........................................ 33
   (S)4.4    No Action or Proceedings ....................................... 33
   (S)4.5    Brokers' or Finders' Fees ...................................... 33
   (S)4.6    Financing ...................................................... 33
   (S)4.7    Disclosure ..................................................... 34

ARTICLE V    COVENANTS OF SELLER AND PURCHASER .............................. 34

   (S)5.1    Confidentiality ................................................ 34
   (S)5.2    Public Announcements ........................................... 35
   (S)5.3    Non-Competition; Non-Interference .............................. 35
   (S)5.4    Non-Solicitation of Employees .................................. 37
   (S)5.5    Employee Matters ............................................... 38
   (S)5.6    Avery Claim .................................................... 38
   (S)5.7    Outsourcing Charges ............................................ 39
   (S)5.8    AS 400 Process Units ........................................... 39

ARTICLE VI   DELIVERIES AT CLOSING .......................................... 39

   (S)6.1    Seller's Obligations ........................................... 39
   (S)6.2    Purchaser's Obligations ........................................ 40
   (S)6.3    Further Assurances ............................................. 40

ARTICLE VII  TAX MATTERS .................................................... 41

   (S)7.1    Tax Returns .................................................... 41
   (S)7.2    Payment of Taxes ............................................... 41
   (S)7.3    Controversies .................................................. 42
   (S)7.4    Transfer Taxes ................................................. 42
   (S)7.5    Indemnification ................................................ 42
   (S)7.6    Post-Closing Access and Cooperation ............................ 43
   (S)7.7    Section 338 Election ........................................... 43
   (S)7.8    Allocation ..................................................... 43

ARTICLE VIII SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION ................... 44

   (S)8.1    Survival of Representations .................................... 44
   (S)8.2    Indemnification ................................................ 44

   (S)8.3   Indemnification Procedure ................................  46
   (S)8.4   Third Party Claims .......................................  47

ARTICLE IX  MISCELLANEOUS ............................................  48

   (S)9.1   Expenses .................................................  48
   (S)9.2   Governing Law ............................................  49
   (S)9.3   Jurisdiction .............................................  49
   (S)9.4   Notices ..................................................  49
   (S)9.5   Assignment; Parties in Interest ..........................  50
   (S)9.6   Counterparts .............................................  50
   (S)9.7   Entire Agreement .........................................  50
   (S)9.8   Amendments ...............................................  50
   (S)9.9   Severability .............................................  50
   (S)9.10  Third Party Beneficiaries ................................  51
   (S)9.11  No Strict Construction ...................................  51
   (S)9.12  Waiver of Jury Trial .....................................  51

EXHIBIT A Form of Lease Agreement
EXHIBIT B Form of Services Agreement
EXHIBIT C Form of Avery Assignment Agreement
EXHIBIT D Form of Letter Agreement: Norfolk Southern Corporation
EXHIBIT E Form of Contract Assignment Agreement
EXHIBIT F Form of Service Fee Letter Agreement
EXHIBIT G Form of Lease Guaranty
EXHIBIT H Form of Amendment to Seller Customer Agreement and Statements of Work
          thereunder
EXHIBIT I Form of Seller's Counsel Legal Opinion
EXHIBIT J Form of Purchaser's Counsel Legal Opinion
EXHIBIT K Form of Certificate: Indemnification Procedures
EXHIBIT L Form of Company/Sprint Agreement
EXHIBIT M Form of Seller/Sprint Agreement

                                      -iii-